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                                                                   Exhibit 10.40


                         AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT


                          dated as of January 30, 1998


                                      among


                            FILENE'S BASEMENT, INC.,
                                  as Borrower,


                            FILENE'S BASEMENT CORP.,
                                  as Guarantor,


                                BANKBOSTON, N.A.
                    (F/K/A THE FIRST NATIONAL BANK OF BOSTON)
                                       and
           THE OTHER LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO,
                                    as Banks


                                       and


                                BANKBOSTON, N.A.
                   (F/K/A THE FIRST NATIONAL BANK OF BOSTON),
                                    as Agent

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                                    TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----

1. DEFINITIONS AND RULES OF INTERPRETATION...........................1
      1.1.  Definitions.  ...........................................1
      1.2.  Rules of Interpretation..................................17
2.  THE REVOLVING CREDIT FACILITY....................................17
      2.1.  Commitment to Lend.  ....................................17
      2.2.  Commitment Fee.  ........................................18
      2.3.  Reduction of Commitment.  ...............................18
      2.4.  The Revolving Credit Notes.  ............................19
      2.5.  Interest on Revolving Credit Loans.  ....................19
      2.6.  Requests for Revolving Credit Loans......................20
            2.6.1.  Loan Request.  ..................................20
            2.6.2.  Swing Line.  ....................................20
            2.6.3.  Reimbursement Obligations.  .....................21
      2.7.  Conversion Options.......................................21
            2.7.1.  Conversion to Different Type of Revolving
            Credit Loan. ............................................21
            2.7.2.  Continuation of Type of Revolving
            Credit Loan..............................................22
            2.7.3.  Eurodollar Rate Loans.  .........................22
      2.8.  Funds for Revolving Credit Loan..........................22
            2.8.1.  Funding Procedures.  ............................22
            2.8.2.  Advances by Agent.  .............................22
      2.9. Change in Borrowing Base.  ...............................23
      2.10.  Settlements; Failure to Make Funds Available.  .........23
            2.10.1.  Notice to Banks.  ..............................23
            2.10.2.  Delinquent Banks.  .............................24
            2.10.3.  Advances.  .....................................24
3.  REPAYMENT OF THE REVOLVING CREDIT LOANS..........................25
      3.1.  Maturity.  ..............................................25
      3.2.  Mandatory Repayments of Revolving Credit Loans...........25
            3.2.1.  Outstandings in Excess of Commitment or
            Borrowing Base. .........................................25
            3.2.2.  Blocked Account Provisions.  ....................26
4.  THE TERM LOAN....................................................28
      4.1.  Commitment to Lend.  ....................................28
      4.2.  The Term Notes.  ........................................28
      4.3.  Mandatory Repayments of Term Loan.  .....................28
            4.3.1.  Schedule of Installment Payments of Principal
            of Term Loan. ...........................................28
            4.3.2.  Additional Mandatory Payments if Outstandings
            Exceed the Borrowing Base.  .............................28
      4.4.  Optional Prepayment of Term Loan.  ......................29
      4.5.  Interest on Term Loan....................................30
            4.5.1.  Interest Rates.  ................................30
            4.5.2.  Interest Rate Options.  .........................30
            4.5.3.  Amounts, etc.  ..................................30
5.  LETTERS OF CREDIT................................................30

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                                      -ii-


                                                                    PAGE
                                                                    ----

      5.1.  Letter of Credit Commitments.............................30
            5.1.1.  Commitment to Issue Letters of Credit.  .........30
            5.1.2.  Letter of Credit Applications.  .................31
            5.1.3.  Terms of Letters of Credit.  ....................31
            5.1.4.  Reimbursement Obligations of Banks.  ............32
            5.1.5.  Participations of Banks.  .......................32
      5.2.  Reimbursement Obligation of the Borrower.  ..............32
      5.3.  Letter of Credit Payments.  .............................33
      5.4.  Obligations Absolute.  ..................................33
      5.5.  Reliance by Issuer.  ....................................34
      5.6.  Letter of Credit Fee.  ..................................34
6.  CERTAIN GENERAL PROVISIONS.......................................35
      6.1.  Amendment Fee.  .........................................35
      6.2.  Funds for Payments.......................................35
            6.2.1.  Payments to Agent.  .............................35
            6.2.2.  No Offset, etc.  ................................35
      6.3.  Computations.  ..........................................36
      6.4.  Inability to Determine Eurodollar Rate.  ................36
      6.5.  Illegality.  ............................................36
      6.6.  Additional Costs, Etc.  .................................37
      6.7.  Capital Adequacy.  ......................................38
      6.8.  Certificate.  ...........................................38
      6.9.  Indemnity.  .............................................38
      6.10.  Interest After Default..................................39
            6.10.1.  Overdue Amounts.  ..............................39
            6.10.2.  Amounts Not Overdue.  ..........................39
7.  COLLATERAL SECURITY AND GUARANTIES...............................39
      7.1.  Security of Borrower.  ..................................39
      7.2.  Guaranty and Security of Guarantor.  ....................39
8.  REPRESENTATIONS AND WARRANTIES...................................40
      8.1.  Corporate Authority......................................40
            8.1.1.  Incorporation; Good Standing.  ..................40
            8.1.2.  Authorization.  .................................40
            8.1.3.  Enforceability.  ................................40
      8.2.  Governmental Approvals.  ................................41
      8.3.  Title to Properties; Leases.  ...........................41
      8.4.  Financial Statements and Projections.....................41
            8.4.1.  Financial Statements.  ..........................41
            8.4.2.  Projections.  ...................................41
      8.5.  No Material Changes, Etc.  ..............................42
      8.6.  Franchises, Patents, Copyrights, Etc.  ..................42
      8.7.  Litigation.  ............................................42
      8.8.  No Materially Adverse Contracts, Etc.  ..................42
      8.9.  Compliance with Other Instruments, Laws, Etc.  ..........42
      8.10.  Tax Status.  ...........................................43
      8.11.  No Event of Default.  ..................................43
      8.12.  Holding Company and Investment Company Acts.  ..........43

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                                      -iii-


                                                                    PAGE
                                                                    ----

      8.13.  Absence of Financing Statements, Etc.  .................43
      8.14.  Perfection of Security Interest.  ......................43
      8.15.  Certain Transactions.  .................................44
      8.16.  Employee Benefit Plans..................................44
            8.16.1.  In General.  ...................................44
            8.16.2.  Terminability of Welfare Plans.  ...............44
            8.16.3.  Guaranteed Pension Plans.  .....................44
            8.16.4.  Multiemployer Plans.  ..........................45
      8.17. Regulations U and X.  ...................................45
      8.18.  Environmental Compliance.  .............................45
      8.19.  Subsidiaries, etc.  ....................................47
      8.20.  Bank Accounts.  ........................................47
      8.21.  Fiscal Quarters.  ......................................48
      8.22.  Chief Executive Office; Inventory Locations.  ..........48
      8.23.  Insurance.  ............................................48
      8.24.  Full Disclosure.  ......................................48
9.  AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR.  .......48
      9.1.  Punctual Payment.  ......................................48
      9.2.  Maintenance of Office.  .................................48
      9.3.  Records and Accounts.  ..................................49
      9.4.  Financial Statements, Certificates and Information.  ....49
      9.5.  Notices.  ...............................................51
            9.5.1.  Defaults.  ......................................51
            9.5.2.  Environmental Events.  ..........................51
            9.5.3. Notification of Claim against Collateral.  .......52
            9.5.4.  Notice of Litigation and Judgments.  ............52
      9.6.  Corporate Existence; Maintenance of Properties.  ........52
      9.7.  Insurance.  .............................................53
            9.7.1.  General Coverage.  ..............................53
            9.7.2.  Business Interruption Insurance.  ...............53
      9.8.  Taxes.  .................................................53
      9.9.  Inspection of Properties and Books, etc. ................53
            9.9.1.  General.  .......................................53
            9.9.2.  Appraisals.  ....................................54
            9.9.3.  Environmental Assessments.  .....................54
            9.9.4.  Communications with Accountants.  ...............55
      9.10.  Compliance with Laws, Contracts, Licenses,
             and Permits.............................................55
      9.11.  Employee Benefit Plans.  ...............................55
      9.12.  Use of Proceeds.  ......................................56
      9.13.  Additional Mortgaged Property.  ........................56
      9.14.  Bank Accounts.  ........................................56
      9.15.  Agency Account Agreements; Credit Card Providers.  .....56
      9.16.  Inventory Restrictions.  ...............................57
      9.17.  Landlord Waivers.  .....................................57
      9.18.  Further Assurances.  ...................................57
10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND
             THE GUARANTOR...........................................57

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                                      -iv-


                                                                    PAGE
                                                                    ----

      10.1.  Restrictions on Indebtedness.  .........................57
      10.2.  Restrictions on Liens.  ................................59
      10.3.  Restrictions on Investments.  ..........................61
      10.4.  Distributions.  ........................................63
      10.5.  Merger, Consolidation and Disposition of Assets.  ......63
            10.5.1.  Mergers and Acquisitions.  .....................63
            10.5.2.  Disposition of Assets.  ........................63
      10.6.  Sale and Leaseback.  ...................................64
      10.7.  Compliance with Environmental Laws.  ...................64
      10.8.  Employee Benefit Plans.  ...............................65
      10.9.  Bank Accounts.  ........................................65
      10.10.  Amendments to Monogram Agreement.  ....................65
      10.11.  Transactions with Affiliates.  ........................65
11.  FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTOR.  ........66
      11.1.  Minimum EBITDA.  .......................................66
      11.2.  Minimum Operating Cash Flow to Fixed
             Obligations Ratio.......................................66
12.  CLOSING CONDITIONS.  ...........................................67
      12.1.  Loan Documents, etc.  ..................................67
      12.2.  Certified Copies of Charter Documents.  ................67
      12.3.  Corporate Action.  .....................................67
      12.4.  Incumbency Certificate.  ...............................67
      12.5.  Validity of Liens.  ....................................68
      12.6.  Perfection Certificates and UCC Search Results.  .......68
      12.7.  Certificates of Insurance.  ............................68
      12.8.  Borrowing Base Report.  ................................68
      12.9.  Solvency Certificate.  .................................68
      12.10.  Opinion of Counsel.  ..................................68
      12.11.  Payment of Fees.  .....................................68
      12.12.  Delivery of Gordon Brothers Report.  ..................69
13.  CONDITIONS TO ALL BORROWINGS.  .................................69
      13.1.  Representations True; No Event of Default.  ............69
      13.2.  No Legal Impediment.  ..................................69
      13.3.  Governmental Regulation.  ..............................69
      13.4.  Proceedings and Documents.  ............................69
      13.5.  Borrowing Base Report.  ................................70
14.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................70
      14.1.  Events of Default and Acceleration.  ...................70
      14.2.  Termination of Commitments.  ...........................74
      14.3.  Remedies.  .............................................74
      14.4.  Distribution of Collateral Proceeds.  ..................74
15.  SETOFF.  .......................................................75
16.  THE AGENT.  ....................................................76
      16.1.  Authorization.  ........................................76
      16.2.  Employees and Agents.  .................................77
      16.3.  No Liability.  .........................................77
      16.4.  No Representations.  ...................................77
      16.5.  Payments................................................78

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                                       -v-


                                                                    PAGE
                                                                    ----

             16.5.1.  Payments to Agent.  ...........................78
             16.5.2.  Distribution by Agent.  .......................78
             16.5.3.  Delinquent Banks.  ............................78
      16.6.  Holders of Notes.  .....................................79
      16.7.  Indemnity.  ............................................79
      16.8.  Agent as Bank.  ........................................79
      16.9.  Resignation.  ..........................................79
      16.10.  Notification of Defaults and Events of Default.  ......80
      16.11.  Duties in the Case of Enforcement.  ...................80
17.  EXPENSES.  .....................................................80
18.  INDEMNIFICATION.  ..............................................81
19.  SURVIVAL OF COVENANTS, ETC.  ...................................82
20.  ASSIGNMENT AND PARTICIPATION.  .................................83
      20.1.  Conditions to Assignment by Banks.  ....................83
      20.2.  Certain Representations and Warranties;
      Limitations; Covenants. .......................................83
      20.3.  Register.  .............................................84
      20.4.  New Notes.  ............................................85
      20.5.  Participations.  .......................................85
      20.6.  Disclosure.  ...........................................85
      20.7.  Assignee or Participant Affiliated with
             the Borrower............................................86
      20.8.  Miscellaneous Assignment Provisions.  ..................86
      20.9.  Assignment by Borrower.  ...............................87
21.  NOTICES, ETC.  .................................................87
22.  GOVERNING LAW.  ................................................87
23.  HEADINGS.  .....................................................88
24.  COUNTERPARTS.  .................................................88
25.  ENTIRE AGREEMENT, ETC.  ........................................88
26.  WAIVER OF JURY TRIAL.  .........................................88
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................89
28.  SEVERABILITY.  .................................................90
29.  CONFIDENTIALITY.  ..............................................90
30.  TRANSITIONAL ARRANGEMENTS  .....................................90
      30.1.  Original Credit Agreement Superseded.  .................90
      30.2.  Return and Cancellation of Notes.  .....................90
      30.3.  Interest and Fees Under Superseded Agreement.  .........90

                             EXHIBITS AND SCHEDULES

            Exhibit A          Form of Borrowing Base Report
            Exhibit B          Form of Revolving Credit Note
            Exhibit C          Form of Loan Request
            Exhibit D          Form of Term Note
            Exhibit E          Form of Compliance Certificate
            Exhibit F          Form of Assignment and Acceptance
            Exhibit G          Form of Landlord Waiver

            Schedule 1         Banks; Commitments
            Schedule 1(a)      Charges relating to Write-downs
            Schedule 3.2.2(a) Blocked Account Provisions - Agency Account Institutions
            Schedule 3.2.2(b)  Blocked Account Provisions - Credit Cards
            Schedule 8.3       Title to Properties; Leases
            Schedule 8.4.1     Contingent Liabilities
            Schedule 8.4.2     Balance Sheets, Income and Cash Flow
                               Statements
            Schedule 8.7       Litigation
            Schedule 8.8       Materially Adverse Contracts
            Schedule 8.9       Compliance with Laws
            Schedule 8.10      Taxes
            Schedule 8.14      Perfection
            Schedule 8.15      Transactions with Affiliates
            Schedule 8.18      Environmental Matters
            Schedule 8.19      Joint Ventures; Partnerships
            Schedule 8.20      Bank Accounts
            Schedule 8.21      Borrower's Fiscal Quarters
            Schedule 8.22      Location of Books and Records
            Schedule 8.24 Documents and/or Statements filed with the Securities and Exchange Commission
            Schedule 9.15(a)   Agency Agreements (to be executed)
            Schedule 9.15(b)   Credit Card Provider Notices (to be executed)
            Schedule 10.1      Existing Indebtedness; Tax Audits
            Schedule 10.2      Existing Liens
            Schedule 10.3      Existing Investments
            Schedule 10.5.2    Permitted Dispositions

                              AMENDED AND RESTATED
                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

      This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 30th day of January, 1998, by and among (a) FILENE'S BASEMENT, INC. (the "Borrower"), a Massachusetts corporation having its principal place of business at 40 Walnut Street, Wellesley, Massachusetts 02181, (b) FILENE'S BASEMENT CORP. (the "Guarantor"), a Massachusetts corporation having its principal place of business at 40 Walnut Street, Wellesley, Massachusetts 02181,
(c) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) and the other lending institutions listed on SCHEDULE 1 and (d) BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) as agent for itself and such other lending institutions.

      WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of May 23, 1996 (as amended from time to time, the "Original Credit Agreement") by and among the Borrower, the Guarantor, the Banks and the Agent, the Banks made available loans and other extensions of credit to the Borrower; and

      WHEREAS, the Borrower has requested certain amendments to the Original Credit Agreement, including the making of a new Term Loan thereunder, and each of the Banks and the Agent are willing to amend certain provisions of the Original Credit Agreement on the terms and conditions set forth herein; and

      NOW, THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree that on the Closing Date the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. DEFINITIONS. The following terms shall have the meanings set forth in this sec.1 or elsewhere in the provisions of this Credit Agreement referred to below:

      ACCOUNTS RECEIVABLE. All rights of the Borrower to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

      AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      AGENCY ACCOUNTS. The depository accounts maintained by the Guarantor, the Borrower and their Subsidiaries.

      AGENCY ACCOUNT AGREEMENTS. The several Agency Account Agreements, dated as of the Original Closing Date or such later date as set forth in sec.9.15 hereof, among the Guarantor and/or the Borrower, as the case may be, the Agent and the Agency Account Institutions, each such agreement to be in form and substance reasonably satisfactory to the Agent.

      AGENCY ACCOUNT INSTITUTIONS. The financial institutions with which the Guarantor or the Borrower, as the case may be, maintain Agency Accounts.

      AGENT. BankBoston, N.A. (f/k/a The First National Bank of Boston) acting as agent for the Banks.

      AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

      ASSIGNMENT AND ACCEPTANCE. See sec.20.1.

      BALANCE SHEET DATE. February 1, 1997.

      BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to sec.20.

      BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      BASE RATE LOANS. Those Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

      BKB. BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its individual capacity.

      BLOCKED ACCOUNT. See sec.3.2.2 hereof.

      BLOCKED ACCOUNT AGREEMENT. The Blocked Account Agreement, dated as of the Original Closing Date, and amended and ratified as of the Closing Date, among the Guarantor and/or the Borrower, as the case may be, and the Agent, and in form and substance satisfactory to the Agent.

      BORROWER.  As defined in the preamble hereto.

      BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to sec.9.4(f), which is equal to the sum of:

            (a) 85% of Eligible Accounts Receivable; PLUS

            (b) 60% of the net book value (determined on a first-in first-out basis at cost on a generally accepted accounting principles basis) of Eligible Inventory; plus

            (c) 60% of the Maximum Drawing Amount of documentary Letters of Credit issued in connection with the shipment of otherwise Eligible Inventory.

      BORROWING BASE REPORT. A Borrowing Base Report signed by the chief financial officer of the Borrower or any other authorized officer of the Borrower and in substantially the form of EXHIBIT A hereto.

      BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

      CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Guarantor, the Borrower or any of their Subsidiaries in connection with the purchase or lease by the Guarantor, the Borrower or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

      CAPITALIZED LEASES. Leases under which the Guarantor, the Borrower or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      CASH COLLATERAL AGREEMENT. The cash collateral agreement, dated as of the Original Closing Date and amended and ratified as of the Closing Date among the Guarantor, the Borrower and the Agent, such agreement to be in form and substance reasonably satisfactory to the Agent.

      CERCLA. See sec.8.18.

      CLOSING DATE. The first date on which the conditions set forth in sec.12 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

      CODE. The Internal Revenue Code of 1986.

      COLLATERAL. All of the property, rights and interests of the Guarantor, the Borrower and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

      COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time pursuant to the provisions of this Credit Agreement; or if such commitment is terminated pursuant to the provisions hereof, zero.

      COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

      COMPLIANCE CERTIFICATE. See sec.9.4(d).

      CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Guarantor, the Borrower and their Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      CONSOLIDATED FIXED OBLIGATIONS. With respect to any period of four consecutive fiscal quarters, an amount equal to the sum of all regularly scheduled payments of principal and interest on Indebtedness that become due and payable or that are to become due and payable during such fiscal period pursuant to any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of any Capitalized Lease. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

      CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Guarantor and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income and excluding any gain or loss of the Guarantor and its Subsidiaries from the sale of the Somerville Distribution Center. Any tax refunds received by the Guarantor or any of its Subsidiaries during any period shall not be included in Consolidated Net Income.

      CONSOLIDATED OPERATING CASH FLOW. For any period an amount equal to EBITDA for such period, LESS, Capital Expenditures made during such period, excluding Capital Expenditures made during the fiscal year ending January 30, 1999 for the opening of new Stores or the remodeling of existing Stores up to an aggregate amount not to exceed $12,500,000, LESS, cash payments for all current income taxes made by the Guarantor, the Borrower and their Subsidiaries during such period. Notwithstanding the foregoing and subject to the other requirements of the Credit Agreement, Capital Expenditures for the opening of new Stores or the remodeling of existing of Stores are not limited to $12,500,000 in any fiscal year.

      CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Guarantor and its Subsidiaries during such period on all Indebtedness of the Guarantor and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but reduced for any interest income paid to the Guarantor and its Subsidiaries.

      CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with sec.2.7.

      CREDIT AGREEMENT. This Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

      CREDIT CARD PROVIDERS. The banks and finance companies listed on SCHEDULE 3.2.2(b) hereto.

      DEFAULT. See sec.14.1.

      DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Guarantor or the Borrower, other than dividends payable solely in shares of common stock of the Guarantor or the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Guarantor or the Borrower, directly or indirectly through a Subsidiary of the Guarantor or the Borrower or otherwise; the return of capital by the Guarantor or the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Guarantor or the Borrower.

      DOLLARS or $. Dollars in lawful currency of the United States of America.

      DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

      DRAWDOWN DATE. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with sec.2.7 or all or any portion of the Term Loan is converted or continued in accordance with sec.4.5.2.

      EBITDA. With respect to any fiscal period, an amount equal to the sum of
(a) Consolidated Net Income for such period plus (b) depreciation and amortization for such period, plus (c) without duplication, other non-cash charges (exclusive of current period accruals) made in calculating Consolidated Net Income for such period, including, without limitation, the charges described on SCHEDULE 1(a) hereto incurred in the fiscal quarters referred to on such Schedule relating to the write-down of inventory, equipment and other related assets, plus (d) tax expense for such period, plus (e) Consolidated Total Interest Expense during such period to the extent deducted in the calculation of Consolidated Net

Income for such period, all as determined in accordance with generally accepted accounting principles.

      ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that the Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of the Borrower, (ii) are Credit Card Providers, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents and Permitted Liens which are subordinate to the liens of the Agent; (e) in which the Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than five (5) Business Days past the date the applicable Credit Card Provider is required to make payment and that are not outstanding for more than ten (10) Business Days past the date of sale of the underlying goods to a retail customer in the ordinary course of business; (g) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless such Borrower (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (i) that are payable in Dollars; (j) that are not secured by a letter of credit unless the Agent has a prior perfected security interest in such letters of credit; and (k) that are not payable from an office outside of the United States.

      ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

      ELIGIBLE INVENTORY. With respect to the Borrower, finished goods inventory owned by the Borrower; PROVIDED that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrower, (b) which is subject to any legal encumbrance other than Permitted Liens, (c) which is not in the possession of the Borrower unless (i) the Agent has received a waiver from the party in possession of such inventory in form and substance reasonably satisfactory to the Agent or (ii) such inventory is in transit from one Permitted Inventory Location to another Permitted Inventory Location, and the total duration of such transit time is not more than two (2) Business Days, (d) which is subject to any lien, encumbrance or security interest which is prior to the liens granted to the Agent (other than landlord's or lessor's liens under leases to which the Borrower is a party provided no amount secured by such lien has become due and payable and not been paid), (e) as to which appropriate Uniform Commercial Code financing statements showing the Borrower as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (f) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis, (g) which is not located at a Permitted Inventory Location unless such inventory is in transit from one Permitted Inventory Location to another Permitted Inventory Location, and the total duration of such transit time is not more than two (2) Business Days, (h) which the Borrower reasonably deems to be obsolete or not marketable consistent with its past practices, PROVIDED that such practices shall be subject to the review and approval of the Agent after the occurrence and during the continuance of an Event of Default, (i) which is Packaway Inventory to the extent such inventory exceeds ten percent (10%) of Eligible Inventory or (j) which has been owned by the Borrower for more than one
(1) year (except to the extent permitted in clause (i) of this definition).

      EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of sec.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      ENVIRONMENTAL LAWS. See sec.8.18(a).

      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under sec.414 of the Code.

      ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of sec.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other

Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

      EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      EURODOLLAR RATE LOANS. Those Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

      EVENT OF DEFAULT. See sec.14.1.

      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in sec.11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Guarantor and the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Guarantor and the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of sec.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      GUARANTOR. As defined in the preamble hereof.

      GUARANTY. The Guaranty, dated as of the Original Closing Date and amended and ratified as of the Closing Date, made by the Guarantor in favor of the Banks and the Agent pursuant to which the Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

      HAZARDOUS SUBSTANCES. See sec.8.18(b).

      INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit. For avoidance of doubt, it is agreed amongst the parties hereto that "Indebtedness" does not include obligations in respect of operating leases.

      INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the first day of the calendar month which follows the Drawdown Date thereof and (b) as to any Eurodollar Rate Loan, the last day of such Interest Period.

      INTEREST PERIOD. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the day after the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

            (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C) if the Borrower shall fail to give notice as provided in sec.2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (E) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

      INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      LANDLORD WAIVER. A waiver from the lessor or sublessor of property leased by the Borrower as lessee in substantially the form of EXHIBIT G hereto or otherwise approved by the Agent in its sole reasonable discretion.

      LEASED REAL ESTATE. See sec.8.18.

      LETTER OF CREDIT. See sec.5.1.1.

      LETTER OF CREDIT APPLICATION. See sec.5.1.1.

      LETTER OF CREDIT PARTICIPATION. See sec.5.1.4.

      LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Security Documents.

      LOAN REQUEST. See sec.2.6.

      LOANS. The Revolving Credit Loans and the Term Loan.

      MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

      MATURITY DATE. February 3, 2001.

      MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may draw at any time under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      MONOGRAM AGREEMENT. The Credit Card Program Agreement dated as of July 20, 1995 among the Borrower, Monogram Credit Card Bank of Georgia and General Electric Capital Corporation, as amended and in effect on the Closing Date and as further amended in accordance with the provisions of sec.10.10.

      MORTGAGED PROPERTY.  Any Real Estate which is subject to any Mortgage.

      MORTGAGES. The several mortgages and deeds of trust, dated as of the Original Closing Date, and amended and ratified as of the Closing Date, from the Borrower to the Agent with respect to the leasehold interests of the Borrower in certain Real Estate and in form and substance satisfactory to the Agent.

      MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of sec.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      NET PROCEEDS. With respect to any sale of any assets of the Guarantor, the Borrower or any of their Subsidiaries, the gross consideration received by the Guarantor, the Borrower or any of their Subsidiaries from such sale, net of commissions, direct sales costs, normal closing adjustments, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale.

      NOTES. The Term Notes and the Revolving Credit Notes.

      OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Guarantor, the Borrower and their Subsidiaries to any of the Banks and the Agent, individually or collectively, whether arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof, or arising or incurred in connection with any interest rate protection arrangements, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

      OPERATING ACCOUNT. See sec.2.6.2.

      ORIGINAL CLOSING DATE. May 23, 1996.

      ORIGINAL CREDIT AGREEMENT. See preamble.

      OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      OWNED REAL ESTATE. See sec.8.18.

      PACKAWAY INVENTORY. Inventory of the Borrower which the Borrower reasonably determines to be "packaway inventory" in accordance with its past practices which inventory would include preseason merchandise purchased from overseas or domestic vendors and retail stocks and which would not include inventory recalled from any Store.

      PBGC. The Pension Benefit Guaranty Corporation created by sec.4002 of ERISA and any successor entity or entities having similar responsibilities.

      PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreement.

      PERMITTED CASH COLLATERAL INVESTMENTS. Investments of cash collateral made in accordance with the provisions of sec.10.3 hereof and the Cash Collateral Agreement in which the Agent has a first priority perfected security interest.

      PERMITTED LIENS. Liens, security interests and other encumbrances permitted by sec.10.2.

      PERMITTED INVENTORY LOCATIONS. The Stores and warehouse facilities of the Borrower located in the United States of America and listed on SCHEDULE 8.22 hereto, as such SCHEDULE 2 may be supplemented from time to time in accordance with the provisions of sec.9.4(j).

      PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      RCRA. See sec.8.18(a).

      REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Guarantor, the Borrower or any of their Subsidiaries.

      RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      REFERENCE BANK. BKB.

      REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in sec.5.2.

      REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to sec.2.

      REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

      REVOLVING CREDIT NOTES. See sec.2.4.

      SARA. See sec.8.18(a).

      SECURITY AGREEMENT. The Security Agreement, dated as of the Original Closing Date and ratified and confirmed as of the Closing Date, among the Borrower, the Guarantor and the Agent and in form and substance satisfactory to the Agent.

      SECURITY DOCUMENTS. The Guaranty, the Security Agreement, the Mortgages, the Trademark Assignment, the Cash Collateral Agreement, the Blocked Account Agreement, the Stock Pledge Agreement and the Security Documents Amendment.

      SECURITY DOCUMENTS AMENDMENT. The Security Documents Amendment dated as of the Closing Date, among the Borrower, the Guarantor and the Agent, and in form and substance satisfactory to the Agent.

      SETTLEMENT. The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans to be equal to such Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans, in any case where, prior to such event or action, the actual share is not so equal.

      SETTLEMENT AMOUNT. See sec.2.10.1.

      SETTLEMENT DATE. (a) The Business Day immediately following the Agent's becoming aware of the existence of an Event of Default, (b) any Business Day on which the amount of Revolving Credit Loans outstanding from BKB in its individual capacity and in its capacity as Agent PLUS BKB's Commitment Percentage of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than BKB's Commitment Percentage of the Total Commitment, (c) the Business Day following notice by BKB to the Banks of its intent to effect a Settlement, (d) any Business Day on which (i) the amount of outstanding Revolving Credit Loans decreases and (ii) the amount of BKB's Revolving Credit Loans outstanding equals zero Dollars ($0), (e) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, (f) the Maturity Date, (g) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, and (h) the Drawdown Date relating to any Loan Request.

      SETTLING BANK. See sec.2.10.1.

      SOMERVILLE DISTRIBUTION CENTER. The Borrower's two parcels of land and distribution center situated on 70 Inner Belt Road, Somerville, Massachusetts.

      STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, dated as of the Original Closing Date and amended and ratified as of the Closing Date, between the Guarantor and the Agent and in form and substance satisfactory to the Agent.

      STORE. Any retail store currently owned or leased or hereafter acquired or leased by the Guarantor, the Borrower or any of their Subsidiaries.

      SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Collectively, (a) the Supplementary Executive Retirement Plan of the Borrower effective as of August 1, 1988, as amended by Amendment Number 1 dated as of August 1, 1988, by a Second Amendment dated as of August 1, 1995 and by Amendment No. 3 dated January 7, 1997; (b) the Executive Severance Plan for Samuel Gerson, dated as of August, 1995; (c) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between the Borrower and Samuel Gerson, dated June 5, 1994;
(d) the Executive Severance Plan for Mone Anathan, III, dated August, 1995; (e) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between the Borrower and Mone Anathan, dated June 5, 1994; (f) the Executive Severance Plan Trust Agreement dated June 4, 1994 between the Guarantor and the trustee thereof; (g) the Executive Severance Plan for Steven
R. Siegel, Esq., dated July 15, 1997; (h) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between the Borrower and Steven R. Siegel, Esq., dated July 15, 1997; and (i) plans of a similar type and nature which may hereafter be created for the benefit of W. Jay Carothers.

      TERM LOAN. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $12,500,000 pursuant to sec.4.1.

      TERM LOAN PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the Term Loan.

      TERM NOTES. See sec.4.2.

      TERM NOTE RECORD.  A Record with respect to a Term Note.

      TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time.

      TRADEMARK ASSIGNMENT. The Trademark Assignment, dated as of the Original Closing Date and amended and ratified as of the Closing Date, made by the Borrower in favor of the Agent and in form and substance satisfactory to the Agent.

      TYPE. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, sec.5.2.

      VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "sec." refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

      2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with sec.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base MINUS the outstanding amount of the Term Loan, and PROVIDED FURTHER that in no event shall the sum of the outstanding amount of the Term Loan PLUS the outstanding amount of Revolving Credit Loans PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Borrowing Base. The Revolving Credit Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in sec.12 and sec.13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and sec.13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3. REDUCTION OF COMMITMENT. The Borrower shall have the right, at any time and from time to time upon five (5) Business Days' written notice to the Agent, to reduce by $5,000,000 or an integral multiple of $1,000,000 or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice, or as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this sec.2.3, the Agent will notify the Banks of the substance thereof. If the Borrower repays or prepays all outstanding Revolving Credit Loans and the Total Commitment is terminated in its entirety by the Borrower, whether in a single transaction or in a series of related transactions, the Borrower shall pay to the Agent for the account of the Banks in accordance with their Commitment Percentages a premium in an amount calculated as follows:

            (a) if such repayment or prepayment and termination is concluded on or prior to the first anniversary of the Closing Date, an amount equal to one percent (1%) of the Total Commitment as of the Closing Date; and

            (b) if such repayment or prepayment and termination is concluded after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, an amount equal to one-half of one percent (1/2%) of the Total Commitment of the Closing Date; and

            (c) if such repayment or prepayment is concluded after the second anniversary of the Closing Date, no premium shall be payable.

Notwithstanding the foregoing, no premium shall be payable under this sec.2.3 to any Bank which is offered continued participation in a replacement credit facility due to the repayment or prepayment of the Revolving Credit Loans and the termination of the Total Commitment if (i) such repayment or prepayment is made from the proceeds of such replacement credit facility, and (ii) if such replacement credit facility is not with the Agent, (A) such replacement credit facility is not, directly or indirectly, secured by any collateral and (B) the Agent has been offered and has declined the agency for such replacement credit facility both prior to any other lender and after each such other lender has submitted to the Borrower, and the Agent has reviewed, its final term sheet for such replacement credit facility. Any Bank which is not offered continued participation in such replacement credit facility shall receive its Commitment Percentage of the premium applicable under paragraph (a) or (b) of this sec.2.3.

      2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of EXHIBIT B hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date as a Bank may become a party hereto in accordance with sec.20 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall, absent manifest error, be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in sec.6.10,

            (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate; and

            (b) each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two percent (2%) per annum above the Eurodollar Rate determined for such Interest Period.

The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      2.6. REQUESTS FOR REVOLVING CREDIT LOANS.

            2.6.1. LOAN REQUEST. The Borrower shall give to the Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") (a) no later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) no later than 10:30 a.m. two (2) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested,
      (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) if such Revolving Credit Loan is a Eurodollar Rate Loan, the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof except that in the event that the Agent has declined to make a Revolving Credit Loan pursuant to sec.2.6.2, there shall be no minimum amount required for a Base Rate Loan requested in lieu of such advance by the Agent. Each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

            2.6.2. SWING LINE. Notwithstanding the notice and minimum amount requirements set forth in sec.2.6.1, but otherwise in accordance with the terms and conditions of this Credit Agreement, the Agent may, in its sole discretion and without conferring with the Banks, make Revolving Credit Loans to the Borrower (a) by entry of credits to the Borrower's operating account with the Agent (the "Operating Account") to cover checks or other charges which the Borrower has drawn or made against such account or (b) in an amount as otherwise requested by the Borrower. The Borrower hereby requests and authorizes the Agent to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in sec.2.1 and the requirements that the applicable provisions of sec.sec.12 and 13, in the case of Revolving Credit Loans made on the Closing Date, and sec.13, in the case of all Revolving Credit Loans, be satisfied. All actions taken by the Agent pursuant to the provisions of this sec.2.6.2 shall be conclusive and binding on the Borrower absent the Agent's gross negligence or willful misconduct. Prior to a Settlement, interest payable on such Revolving Credit Loans shall be for the account of the Agent and payment of principal on such Revolving Credit Loans shall be for the account of BKB.

            2.6.3. REIMBURSEMENT OBLIGATIONS. In addition to requests pursuant to sec.sec.2.6.1 and 2.6.2, the Borrower shall be deemed to have made a request for a Revolving Credit Loan equal to the amount of any Reimbursement Obligations under any Letter of Credit which is presented to and honored by the Agent. The Borrower acknowledges and agrees that the making of such Revolving Credit Loans shall, in each case be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request.

      2.7.  CONVERSION OPTIONS.

            2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent prior written notice of such election no later than 11:00 a.m. (Boston time) on the date of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent prior written notice of such election no later than 10:30 a.m. (Boston time) two (2) Eurodollar Business Days prior to the effectiveness of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall, at the Borrower's option, either be made on the last day of the Interest Period with respect thereto or be made subject to the provisions of sec.6.9(c) of this Credit Agreement and (d) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

            2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in sec.2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. The Agent shall notify the Banks and the Borrower promptly when any such automatic conversion contemplated by this sec.2.7 is scheduled to occur.

            2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $100,000 in excess thereof.

      2.8.  FUNDS FOR REVOLVING CREDIT LOAN.

            2.8.1. FUNDING PROCEDURES. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from one or more of the Banks of such amount, and upon receipt of the documents required by sec.sec.12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

            2.8.2. ADVANCES BY AGENT. The Agent may, unless notified in writing to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be, absent manifest error, PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date; PROVIDED that such Bank shall indemnify the Agent and hold the Agent harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Agent may sustain or incur as a consequence of the Borrower's repayment, upon the Agent's demand, of such Revolving Credit Loans, including any such loss or expense arising from interest or fees payable by the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans.

      2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to sec.9.4(f)) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to sec.9.4(f).

      2.10.  SETTLEMENTS; FAILURE TO MAKE FUNDS AVAILABLE.

            2.10.1. NOTICE TO BANKS. On each Settlement Date, the Agent shall, not later than 12:00 noon (Boston time), give telephonic or facsimile notice (a) to the Banks and the Borrower of the respective outstanding amount of Revolving Credit Loans made by the Agent on behalf of the Banks pursuant to sec.2.6.2 from the immediately preceding Settlement Date through the close of business on the prior day and (b) to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Agent submitted to the Banks and the Borrower with respect to any amounts owing under this sec.2.10 shall, absent manifest error, be PRIMA FACIE evidence of the amount due and owing. The Settling Bank shall, not later than 2:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount. All funds advanced by any Bank as a Settling Bank pursuant to this sec.2.10 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this sec.2.10 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevent a Settling Bank from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Bank will make such disposition and arrangements with the other Banks with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Bank's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

            2.10.2. DELINQUENT BANKS. If any Bank makes available to the Agent its Settlement Amount on a date after such Settlement Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If such Bank's Settlement Amount is not made available to the Agent by such Bank within three (3) Business Days following such Settlement Date the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date; PROVIDED that such Bank shall indemnify the Agent and hold the Agent harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Agent may sustain or incur as a consequence of the Borrower's repayment, upon the Agent's demand, of such Revolving Credit Loans, including any such loss or expense arising from interest or fees payable by the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans.

            2.10.3. ADVANCES. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (a) shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such other Bank's Settlement Amount and (b) shall not impose upon such other Bank any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Bank.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

      3.1. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

            3.2.1. OUTSTANDINGS IN EXCESS OF COMMITMENT OR BORROWING BASE. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (a) the Total Commitment and (b) the Borrowing Base MINUS the outstanding amount of the Term Loan, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: FIRST, to any Unpaid Reimbursement Obligations and any other Obligations then due and payable; SECOND, to the Revolving Credit Loans (first, to the payment of those Revolving Credit Loans that are Base Rate Loans and second, to the payment of, or at the Borrower's option, cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments) those Revolving Credit Loans that are Eurodollar Rate Loans); THIRD, to the payment of that portion of the Term Loan that is a Base Rate Loan; FOURTH, to the payment or, at the Borrower's option, cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments), of that portion of the Term Loan that is a Eurodollar Rate Loan; and FIFTH, to provide to the Agent cash collateral (which cash collateral may be invested in Permitted Cash Collateral Investments) for Reimbursement Obligations as contemplated by sec.5.2(b) and (c) and for any other Obligations not then due and payable, PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this sec.3.2.1, any amounts which are to be applied to the Revolving Credit Loans pursuant to this sec.3.2.1. shall, to the extent BKB has advanced Revolving Credit Loans to the Borrower pursuant to sec.2.6.2 hereof for which a Settlement has not occurred, first be paid to BKB to be applied to any Revolving Credit Loans made by BKB to the Borrower pursuant to sec.2.6.2 hereof and in which a Settlement has not, at the time of such repayment, been effected. Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            3.2.2. BLOCKED ACCOUNT PROVISIONS. (a) Each of the Guarantor and its Subsidiaries will (i) maintain a blocked depository account (the "Blocked Account") with the Agent and under the control of the Agent, as contemplated by the terms of the Blocked Account Agreement, (ii) direct or has directed (1) each Agency Account Institution in writing to cause all funds in excess of the amount set forth opposite such Agency Account Institutions' name on SCHEDULE 3.2.2.(A) hereof (which amount is net of funds in the process of transfer to the Agent) held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other more frequent period as the Agent or the Guarantor or such Subsidiary requests) to, and only to, the Agent for application to the Revolving Credit Loans in accordance with this sec.3.2.2(a) and (2) each Person set forth on SCHEDULE 3.2.2(B) hereto in writing to make all payments on or with respect to any of the Collateral due or to become due to the Guarantor or any of its Subsidiaries to the Guarantor or such Subsidiary directly to the Blocked Account or the Agency Accounts, or immediately endorse and deposit any such payments received directly into the Blocked Account, with each of the Guarantor and the Borrower agreeing that any money, money orders, checks or other payments received by the Guarantor or Borrower, as the case may be, will be held by the Guarantor or Borrower, as the case may be, in trust for the benefit of the Agent and the Banks and shall turn such proceeds promptly over to the Agent in the identical form received (with appropriate endorsements) by deposit to any Agency Account or the Blocked Account and (iii) direct in writing its account debtors and obligors on instruments or other obligors of the Guarantor or any of its Subsidiaries with respect to any of the Collateral to make all payments on or with respect to any of the Collateral due or to become due to the Guarantor or any of its Subsidiaries to the Guarantor or such Subsidiary directly to the Blocked Account or the Agency Accounts, or immediately endorse and deposit any such payments received directly into the Blocked Account, with each of the Guarantor and the Borrower agreeing that any money, money orders, checks or other payments received by the Guarantor or Borrower, as the case may be, will be held by the Guarantor or Borrower, as the case may be, in trust for the benefit of the Agent and the Banks and shall turn such proceeds promptly over to the Agent in the identical form received (with appropriate endorsements) by deposit to any Agency Account or the Blocked Account. The Agent shall, pursuant to arrangements satisfactory to the Agent, (i) on the same Business Day as receipt by the Agent of good collected funds constituting cash proceeds from account debtors, obligors, or (as the case may be) the Guarantor or such Subsidiary so deposited in the Blocked Account, (ii) immediately following the receipt by the Agent of any and all cash proceeds from any Agency Account (or such later or earlier date as the Agent determines that good collected funds will be received by the Agent), and (iii) on a provisional basis until final receipt of good collected funds, apply all such cash proceeds which were deposited to the Blocked Account in the form of money, checks or like items FIRST, to any Unpaid Reimbursement Obligations and any other Obligations then due and payable, SECOND, to the payment of any Revolving Credit Loans that are Base Rate Loans, THIRD, to the payment or, at the Borrower's option, cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments), of any Revolving Credit Loans that are Eurodollar Rate Loans, and FOURTH, (A) so long as no Default or Event of Default has occurred and is continuing, to the credit of the Operating Account or (B) from and after the occurrence and during the continuance of a Default or an Event of Default, to the cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments) of (I) Letters of Credit in an amount equal to 103% of the Maximum Drawing Amount and (II) any other Obligations not then due and payable and then, to the extent of any surplus, to the credit of the Operating Account (it being understood that any amounts which are to be applied to the Revolving Credit Loans pursuant to this sec.3.2.2. shall, to the extent BKB has advanced Revolving Credit Loans to the Borrower pursuant to sec.2.6.2 hereof for which a Settlement has not occurred, first be paid to BKB to be applied to any Revolving Credit Loans made by BKB to the Borrower pursuant to sec.2.6.2 hereof and in which a Settlement has not, at the time of such repayment, been effected). For purposes of the foregoing provisions of this sec.3.2.2, the Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Agent before 3:00 p.m. (Boston time) on such day. Each of the Guarantor and its Subsidiaries further acknowledges and agrees that any such provisional credit by the Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Agent in accordance with the Agent's customary procedures and practices for collecting provisional items. The parties hereto hereby agree that the Borrower shall be permitted to retain on any day an aggregate of $35,000 in cash in each Store (with the Store located in Boston, Massachusetts entitled to retain on any day an aggregate of $120,000 in cash).

            (b) The Guarantor and the Borrower jointly and severally agree to pay to the Agent any and all reasonable fees, costs and expenses which the Agent incurs in connection with the opening and maintaining of the Blocked Account and the depositing for collection by the Agent of any check or other item of payment. Absent gross negligence or willful misconduct by the Agent, the Guarantor and the Borrower jointly and severally agree to indemnify the Agent and to hold the Agent harmless from and against any loss, cost or expense sustained or incurred by the Agent on account of any claims of third parties arising in connection with the Agent's operation of the Blocked Account or in respect of the Blocked Account Agreement.

                                4. THE TERM LOAN.

      4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank also agrees to lend to the Borrower on the Closing Date the amount of its Term Loan Percentage of the principal amount of $12,500,000; PROVIDED that in no event shall the sum of the outstanding amount of the Term Loan PLUS the outstanding amount of Revolving Credit Loans PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Borrowing Base.

      4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT D hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Term Loan Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall, absent manifest error, be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

      4.3.  MANDATORY REPAYMENTS OF TERM LOAN.

            4.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in nine (9) consecutive quarterly installments in an amount equal to $500,000, such installments to be due and payable on the last day of each fiscal quarter of each fiscal year of the Borrower set forth on SCHEDULE 8.21 hereto, commencing on October 31, 1998, with a final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan.

            4.3.2. ADDITIONAL MANDATORY PAYMENTS IF OUTSTANDINGS EXCEED THE BORROWING BASE. (a) In the event that the outstanding amount of the Term Loan exceeds the result of the Borrowing Base LESS the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective account of the Banks for application: FIRST, to any Unpaid Reimbursement Obligations and any other Obligations then due and payable; SECOND, to the Revolving Credit Loans (first, to the payment of those Revolving Credit Loans that are Base Rate Loans and second, to the payment of, or at the Borrower's option, cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments) those Revolving Credit Loans that are Eurodollar Rate Loans); THIRD, to the payment of that portion of the Term Loan that is a Base Rate Loan; FOURTH, to the payment or, at the Borrower's option, cash collateralization in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments), of that portion of the Term Loan that is a Eurodollar Rate Loan; and FIFTH, to provide to the Agent cash collateral (which cash collateral may be invested in Permitted Cash Collateral Investments) for Reimbursement Obligations as contemplated by sec.5.2(b) and (c) and for any other Obligations not then due and payable. Any payments of the Term Loan made pursuant to this sec.4.3.2(a) shall be applied against the scheduled installments of principal due on the Term Loan pursuant to sec.4.3.1 in the inverse order of maturity.

            (b) In the event that the Total Commitment is terminated in its entirety in accordance with the terms of this Credit Agreement, then the Borrower shall immediately pay in full the Term Loan, together with any and all accrued and unpaid interest thereon.

      4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Maturity Date, as a whole, or in part, upon not less than five (5) Business Days' prior written notice to the Agent, without premium or penalty, PROVIDED that (a) each partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof,
(b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this sec.4.4 except, at the Borrower's option, either on the last day of the Interest Period relating thereto or subject to the provisions of sec.6.9(c) of the Credit Agreement, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall, if made after the first anniversary of the Closing Date, be applied against the scheduled installments of principal due on the Term Loan pursuant to sec.4.3.1 in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

      4.5.  INTEREST ON TERM LOAN.

            4.5.1. INTEREST RATES. Except as otherwise provided in sec.6.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

            (a) to the extent that all or any portion of the Term Loan bears interest during such Interest Period by reference to the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the Base Rate; and

            (b) to the extent that all or any portion of the Term Loan bears interest during such Interest Period by reference to the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate of two percent (2%) per annum above the Eurodollar Rate.

The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

            4.5.2. INTEREST RATE OPTIONS. On the initial Drawdown Date, the Term Loan shall bear interest at the Base Rate. After the Term Loan has been made, the provisions of sec.2.7 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

            4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple of $100,000 in excess thereof or, if the outstanding amount of the Term Loan is less than $1,000,000, an integral multiple of $100,000. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

      5.1.  LETTER OF CREDIT COMMITMENTS.

            5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in sec.5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment and (B) the Borrowing Base MINUS the outstanding Term Loan, PROVIDED FURTHER that in no event shall the sum of the outstanding amount of the Term Loan PLUS the outstanding amount of Revolving Credit Loans PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceed the Borrowing Base. Each of the "Letters of Credit" as defined in the Existing Credit Agreement shall automatically be deemed to be a Letter of Credit issued under this Credit Agreement for the account of the Borrower on the Closing Date.

            5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is no later than one (1) year after the issuance date for standby Letters of Credit and one hundred fifty (150) days after the issuance date for documentary Letters of Credit, PROVIDED, HOWEVER, in the event the Borrower requests a Letter of Credit be issued, extended or renewed with an expiry date which will occur after the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date, the Borrower shall, by not later than (a) forty-five
      (45) days prior to the Maturity Date for standby Letters of Credit and (b) twenty-one

      (21) days prior to the Maturity Date for documentary Letters of Credit, deliver to the Agent for the benefit of the Banks, cash in the amount of one hundred three percent (103%) of the Maximum Drawing Amount, to be held as cash collateral by the Agent for the Reimbursement Obligations pursuant to the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments). Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

            5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to sec.5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under sec.5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to sec.5.2.

      5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

            (a) except as otherwise expressly provided in sec.5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto,
      (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to 103% of the difference between the amount of the Maximum Drawing Amount and the Total Commitment at such time, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments), and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with sec.14, an amount equal to 103% of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the

      Banks and the Agent as cash collateral for all Reimbursement Obligations in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments).

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this sec.5.2 at any time from the date such amounts become due and payable (whether as stated in this sec.5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in sec.6.10 for overdue principal on the Revolving Credit Loans.

      5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in sec.5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this sec.5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under sec.5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit unless caused by the Agent's or such

Bank's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents shall, absent the Agent's or such Bank's gross negligence or willful misconduct, be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

      5.5. RELIANCE BY ISSUER. To the extent not inconsistent with sec.5.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

      5.6. LETTER OF CREDIT FEE. The Borrower shall, quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in an amount equal to one and one-quarter of one percent (1-1/4%) per annum of the average daily Maximum Drawing Amount during each calendar quarter or portion thereof. The Agent shall, in turn, remit to each Bank its PRO RATA portion of such Letter of Credit Fee LESS, in the case of documentary Letters of Credit, one-eighth of one percent (1/8%) of such Letter of Credit Fee. In addition, the Borrower shall pay to the Agent, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, its standard issuance, processing, negotiation, settlement, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                         6. CERTAIN GENERAL PROVISIONS.

      6.1. AMENDMENT FEE. The Borrower agrees to pay to the Agent for the account of the Banks on the Closing Date a fee as set forth in the letter agreement dated as of the Closing Date between the Agent and the Borrower.

      6.2. FUNDS FOR PAYMENTS.

            6.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head

      Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds. The Borrower hereby authorizes the Agent to debit its account with the Agent for payment of any principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the Loan Documents. The Agent shall debit such accounts for the payment of such amounts on the date which any of such amounts become due, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and shall promptly thereafter notify the Borrower of the amount of such debit.

            6.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder, under the Notes and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      6.3. COMPUTATIONS. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower absent manifest error unless within ten (10) Business Days after the Borrower's receipt of any notice from the Agent or any of the Banks of such outstanding amount, the Borrower shall notify the Agent or such Bank to the contrary.

      6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate

Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and
(c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent, exercising reasonable due diligence determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks (which notice shall be in writing if the Borrower so requests) and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans (or portions thereof) then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this sec.6.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

      6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement, the Notes or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Loans by, or Letters of Credit issued by, or commitments of an office of any Bank, or

            (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of Loans, Letters of Credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding,
            issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                  (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within ten (10) days following presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with sec.6.8, from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      6.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's on the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital within ten (10) days following presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with sec.6.8 hereof. Each Bank shall allocate such cost increase among its customers in good faith and on an equitable basis.

      6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to sec.sec.6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

      6.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to sec.4.5.2) or a Conversion Request relating thereto in accordance with sec.2.6, sec.2.7 or sec.4.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

      6.10.  INTEREST AFTER DEFAULT.

            6.10.1. OVERDUE AMOUNTS. During the continuance of an Event of Default, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to sec.2.5 or sec.4.5.1, as applicable, until such amount shall be paid in full (after as well as before judgment).

            6.10.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Revolving Credit Loans and the Term Loan not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to sec.27, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to sec.2.5 and the Term Loan pursuant to sec.4.5.1.

                     7. COLLATERAL SECURITY AND GUARANTIES.

      7.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

      7.2. GUARANTY AND SECURITY OF GUARANTOR. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantor under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Guarantor is a party.

                       8. REPRESENTATIONS AND WARRANTIES.

      Each of the Guarantor and the Borrower represents and warrants to the Banks and the Agent as follows:

      8.1.  CORPORATE AUTHORITY.

            8.1.1. INCORPORATION; GOOD STANDING. Each of the Guarantor, the Borrower and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except (i) where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Guarantor, the Borrower or such Subsidiary and (ii) in the state of Illinois in which jurisdiction the appropriate applications for qualification have been filed prior to the Closing Date.

            8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Guarantor, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Guarantor, the Borrower or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Guarantor, the Borrower or any of their Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Guarantor, the Borrower or any of their Subsidiaries.

            8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Guarantor, the Borrower or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Guarantor, the Borrower and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which the Guarantor, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, and other than the filing of UCC-1 financing statements and the Mortgages.

      8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 8.3 hereto, the Guarantor, the Borrower and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Guarantor and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date or in accordance with the terms of this Credit Agreement), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Guarantor and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Guarantor and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Guarantor and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. Except as set forth on SCHEDULE 8.4.1, there are no contingent liabilities of the Guarantor or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

            8.4.2. PROJECTIONS. Copies of the projections of the annual operating budgets of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis, balance sheets, income statements and cash flow statements for the 1998 fiscal year, have been delivered to each Bank, all of which are attached hereto as SCHEDULE 8.4.2. To the knowledge of the Guarantor, the Borrower or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Guarantor, the Borrower and their Subsidiaries of the results of operations and other information projected therein.

      8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Guarantor and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Guarantor and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Guarantor or any of its Subsidiaries. Since the Balance Sheet Date, neither the Guarantor nor the Borrower has made any Distribution.

      8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Guarantor, the Borrower and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      8.7. LITIGATION. Except as set forth in SCHEDULE 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Guarantor, the Borrower or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Guarantor, the Borrower and their Subsidiaries or materially impair the right of the Guarantor, the Borrower and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Guarantor and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Guarantor, the Borrower nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Guarantor, the Borrower or any of their Subsidiaries. Except as set forth on SCHEDULE 8.8 hereto, neither the Guarantor, the Borrower nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Guarantor's or the Borrower's officers, to have any materially adverse effect on the business of the Guarantor, the Borrower or any of their Subsidiaries.

      8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth on
SCHEDULE 8.9 hereto, neither the Guarantor, the Borrower nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Guarantor, the Borrower or any of their Subsidiaries.

      8.10. TAX STATUS. The Guarantor, the Borrower and their Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 8.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Guarantor, the Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Guarantor, the Borrower or any of their Subsidiaries or any rights relating thereto.

      8.14. PERFECTION OF SECURITY INTEREST. Except for required filings set forth on SCHEDULE 8.14 hereto (which are to be made promptly after the Closing
Date), all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's first priority (except with respect to Permitted Liens which have priority under applicable law) security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Guarantor and Borrower are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      8.15. CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 8.15 hereto and except for arm's length transactions pursuant to which the Guarantor, the Borrower or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Guarantor, the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Guarantor, the Borrower or any of their Subsidiaries is presently a party to any transaction with the Guarantor, the Borrower or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Guarantor or the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      8.16. EMPLOYEE BENEFIT PLANS.

            8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under sec.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of sec.3(1) or sec.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

            8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of sec.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of sec.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under sec.4201 of ERISA or as a result of a sale of assets described in sec.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of sec.4241 or sec.4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under sec.4041A of ERISA.

      8.17. REGULATIONS U AND X. The proceeds of the Loans shall be used solely for working capital and general corporate purposes, including, without limitation, capital expenditures for new Store openings. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.18. ENVIRONMENTAL COMPLIANCE. Each of the Guarantor, the Borrower and their Subsidiaries has taken all necessary steps to investigate the past and present condition and usage of the Real Estate owned by the Borrower, the Guarantor or such Subsidiary (the "Owned Real Estate"), as the case may be, and the operations conducted thereon and have taken all reasonable steps of a lessee of real property (which steps may include reliance upon the representations and warranties of lessors of such real property) to investigate the past and present condition and usage of the Real Estate so leased (the "Leased Real Estate") and the operations conducted thereon, and, based upon such diligent or, as the case may be, reasonable investigation, has determined that, except as set forth on SCHEDULE 8.18:

            (a) none of the Guarantor, the Borrower, their Subsidiaries or any operator of the Owned Real Estate or any operations thereon, and, to the actual knowledge of the Guarantor, the Borrower or their Subsidiaries, any operator of the Leased Real Estate or any operations thereon, are in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Guarantor, the Borrower or any of their Subsidiaries;

            (b) neither the Guarantor, the Borrower nor any of their Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
      Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. sec.6903(5), any hazardous substances as defined by 42 U.S.C. sec.9601(14), any pollutant or contaminant as defined by 42 U.S.C. sec.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Guarantor, the Borrower or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
      (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) (i) no portion of the Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate, has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate; (ii) in the course of any activities conducted by the Guarantor, the Borrower, their Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Guarantor, the Borrower or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Owned Real Estate or adjacent properties or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, with respect to the Leased Real Estate or the environment; (iv) to the best of the Guarantor's and Borrower's knowledge, with respect to the Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate, have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Guarantor's and the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) none of the Guarantor, the Borrower and their Subsidiaries, any Mortgaged Property or any of the other Owned Real Estate or, to the Guarantor's, the Borrower's or such Subsidiary's actual knowledge, the Leased Real Estate, is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

      8.19. SUBSIDIARIES, ETC. The Borrower is a wholly-owned Subsidiary of the Guarantor. Except for the Borrower, the Guarantor has no Subsidiaries and the Borrower has no Subsidiaries. Except as set forth on SCHEDULE 8.19 hereto, neither the Guarantor, the Borrower nor any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

      8.20. BANK ACCOUNTS. SCHEDULE 8.20 sets forth the account numbers and location of all bank accounts of the Guarantor, the Borrower or any of their Subsidiaries.

      8.21. FISCAL QUARTERS. Attached hereto as SCHEDULE 8.21 is a list of each fiscal quarter end of each of the Guarantor and the Borrower from the Closing Date to the Maturity Date.

      8.22. CHIEF EXECUTIVE OFFICE; INVENTORY LOCATIONS. Each of the Guarantor's and the Borrower's chief executive office is at 40 Walnut Street, Wellesley, Massachusetts, at which location its corporate books and records are kept. In addition, SCHEDULE 8.22 hereto sets forth the additional locations where books and records are kept. All Eligible Inventory is located solely at Permitted Inventory Locations.

      8.23. INSURANCE. The Guarantor, the Borrower and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as are in accordance with sound business practices.

      8.24. FULL DISCLOSURE. The financial statements referred to in sec.8.4.1, the warranties and representations and factual disclosures made by the Guarantor and the Borrower in this Credit Agreement and the other Loan Documents, and all documents or statements filed with the Securities and Exchange Commission since the Balance Sheet Date set forth on SCHEDULE 8.24 hereto do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not materially misleading.

           9. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR.

      Each of the Guarantor and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Guarantor, the Borrower or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      9.2. MAINTENANCE OF OFFICE. Each of the Guarantor and the Borrower will maintain its chief executive office at 40 Walnut Street, Wellesley, Massachusetts, or at such other place in the United States of America as the Guarantor or the Borrower, as the case may be, shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Guarantor or the Borrower in respect of the Loan Documents to which the Guarantor or the Borrower is a party may be given or made.

      9.3. RECORDS AND ACCOUNTS. Each of the Guarantor and the Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

      9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Guarantor and the Borrower will deliver to each of the Banks:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Guarantor and the Borrower, the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, setting forth in comparative form the figures for the previous fiscal year, and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Arthur Andersen LLP or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Guarantor and the Borrower in any fiscal year of the Guarantor and the Borrower, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Guarantor's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments), which statements shall set forth in comparative form the figures from the projections for such quarter most recently delivered to the Banks;

            (c) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal month, in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Guarantor and its Subsidiaries for such fiscal month, as well as a report of sales at each Store for such fiscal month, compared to sales at such Store for the same fiscal month of the previous fiscal year prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Guarantor and its Subsidiaries on the date thereof (subject to year-end adjustments), which statements shall set forth in comparative form the figures from the projections, if any, for such fiscal month most recently delivered to the Banks;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT E (a

      "Compliance Certificate") hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in sec.11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) within two (2) Business Days of the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or the Guarantor;

            (f) within fifteen (15) days after the end of each fiscal month or at such other time as the Agent may reasonably request after reasonable notice, a Borrowing Base Report setting forth the Borrowing Base as at end of such fiscal month or other date so requested by the Agent; PROVIDED that during the fiscal months of November through January, inclusive, the Borrower will deliver to the Banks within five (5) days after the end of each calendar week, a weekly update of the most recently delivered Borrowing Base Report with respect to Eligible Accounts Receivable; and PROVIDED FURTHER that in any fiscal month the Borrower may, at its option, deliver a Borrowing Base Report with respect to both Eligible Inventory and Eligible Accounts Receivable on a weekly basis so long as during such fiscal month in which the Borrower has delivered a weekly Borrowing Base Report, the Borrower continues to deliver a weekly Borrowing Base Report for the remainder of such fiscal month;

            (g) from time to time upon the reasonable request of the Agent, projections of the Guarantor, the Borrower and their Subsidiaries updating those projections delivered to the Banks and referred to in sec.9.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this sec.9.4(g);

            (h) by not later than the last Business Day of the Borrower's fiscal year, the Borrower's business plan for the next fiscal year;

            (i) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Guarantor and the Borrower, the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, setting forth in comparative form the figures from the projections for such fiscal year most recently delivered to the Banks;

            (j) prior to the opening by the Borrower of any new Store or warehouse facility at which Eligible Inventory is to be located, a supplement to SCHEDULE 2 hereto, listing any additions or deletions to the list of Stores and warehouse facilities of the Borrower located in the United States, which supplement, together with SCHEDULE 2 hereto and any prior supplements, shall be deemed to constitute SCHEDULE 2 for all purposes of this Credit Agreement; and

            (k) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

      9.5.  NOTICES.

            9.5.1. DEFAULTS. The Guarantor and the Borrower will promptly notify the Agent in writing of the occurrence of any Default (of which they have actual knowledge) or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Guarantor and the Borrower or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Guarantor and the Borrower shall give prompt written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

            9.5.2. ENVIRONMENTAL EVENTS. The Guarantor and the Borrower will promptly give notice to the Agent (a) of any violation of any Environmental Law that the Guarantor, the Borrower or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Guarantor, the Borrower or any of their Subsidiaries, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

            9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Guarantor and the Borrower will, promptly upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses in an amount in excess of $100,000 to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

            9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Guarantor and the Borrower will, and will cause each of their Subsidiaries to, give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Guarantor, the Borrower or any of their Subsidiaries or to which the Guarantor, the Borrower or any of their Subsidiaries is or becomes a party involving an uninsured claim against the Guarantor, the Borrower or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on the Guarantor, the Borrower or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. The Guarantor and the Borrower will, and will cause each of their Subsidiaries to, give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Guarantor and the Borrower or any of their Subsidiaries in an amount in excess of $1,000,000.

      9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Guarantor and the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries, except as otherwise permitted by sec.10.5.1 hereof, and will not, and will not cause or permit any of its

Subsidiaries to, convert to a limited liability company. Each (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor or the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this sec.9.6 shall prevent the Guarantor or the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries (other than discontinuing the operations of the Borrower) if such discontinuance is, in the judgment of the Guarantor or the Borrower, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis.

      9.7.  INSURANCE.

            9.7.1. GENERAL COVERAGE. Each of the Guarantor and the Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. The Borrower will maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages. The Agent shall be named as loss payee and additional insured on all such insurance policies.

            9.7.2. BUSINESS INTERRUPTION INSURANCE. Without limiting the generality of the foregoing, each of the Guarantor and the Borrower will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers business interruption insurance with respect to their business and each Store, including, without limitation, any Store located in Boston, Massachusetts, against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts containing such terms, in such forms and for such periods as may be reasonable and prudent.

      9.8. TAXES. Each of the Guarantor and the Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Guarantor, the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and

PROVIDED FURTHER that the Guarantor, the Borrower and each of their Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      9.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

            9.9.1. GENERAL. No more frequently than thrice each calendar year, or more frequently as reasonably determined by the Agent if an Event of Default shall have occurred and be continuing, each of the Guarantor and the Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, if accompanied by the Agent, to visit and inspect any of the properties of the Guarantor, the Borrower or any of their Subsidiaries, to examine the books of account of the Guarantor, the Borrower and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances, Collateral and accounts of the Guarantor, the Borrower and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent may reasonably request, and, prior to the occurrence of a Default or Event of Default, upon reasonable advance notice to the Guarantor, the Borrower or such Subsidiary. All reasonable expenses incurred by the Agent with respect to any such inspection shall be promptly reimbursed by the Borrower; PROVIDED, HOWEVER for examinations done prior to the occurrence of any Event of Default, the Borrower shall be responsible for expenses for only two examinations per calendar year and such expenses for which the Borrower shall be responsible shall not exceed $5,000 for each such examination.

            9.9.2. APPRAISALS. If an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Guarantors and the Borrower will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the inventory, equipment, real estate or other assets owned by the Guarantor, the Borrower or any of their Subsidiaries and (b) the then current business value of each of the Guarantor, the Borrower and their Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

            9.9.3. ENVIRONMENTAL ASSESSMENTS. If an Event of Default shall have occurred and be continuing, the Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws; PROVIDED, HOWEVER, the Agent shall only be permitted to obtain such assessments for Leased Real Estate to the extent the conduct of such assessments does not violate the terms of any lease agreement. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

            9.9.4. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Guarantor and the Borrower authorizes the Agent, after consultation with the Guarantor and the Borrower, and, if accompanied by the Agent, the Banks to communicate directly with the Guarantor's and the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Guarantor, the Borrower or any of their Subsidiaries. At the request of the Agent, the Guarantor or the Borrower, as the case may be, shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this sec.9.9.4.

      9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Guarantor and the Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, within five (5) days following the Guarantor's, the Borrower's or such Subsidiary's becoming aware thereof, except where the failure to do so would not have a materially adverse effect on the financial condition, properties or business of the Guarantor, the Borrower or any of their Subsidiaries, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable final and non-appealable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Guarantor, the Borrower or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Guarantor, the Borrower or such Subsidiary is a party, the Guarantor or the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Guarantor, the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under sec.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and
(b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under secs. 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under secs. 4041A, 4202, 4219, 4242, or 4245 of
ERISA.

      9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans solely for working capital and general corporate purposes, including, without limitation, for capital expenditures for new Store openings. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

      9.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Guarantor, the Borrower or any of their Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility or Store, the Guarantor or the Borrower, as the case may be, shall, or shall cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate (except to the extent such mortgage would violate the terms of any lease agreement between the Guarantor, the Borrower or any of their Subsidiaries as the lessee and an independent third party as the lessor as to any Leased Real Estate), in form and substance satisfactory to the Agent (which form shall be in substantially the same form as the existing Mortgages), together with title insurance policies for Owned Real Estate, surveys for Owned Real Estate, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as required by the Agent. Each of the Guarantor and the Borrower further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

      9.14. BANK ACCOUNTS. Each of the Guarantor and the Borrower will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Guarantor and the Borrower or such Subsidiary, receive and hold in trust for the Agent and the Banks all payments constituting proceeds of the Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, into any Agency Account or the Blocked Account and will otherwise comply with the requirements of sec.3.2.2 hereof.

      9.15. AGENCY ACCOUNT AGREEMENTS; CREDIT CARD PROVIDERS. As soon as practicable, but in any event not later than forty-five (45) days after the Closing Date, the Borrower shall use its best efforts to have delivered to the Agent those Agency Account Agreements from each Agency Account Institution set forth on SCHEDULE 9.15(a) hereto concerning the Agent's interest for the benefit of the Banks and the Agent in such accounts. The Borrower shall use its best efforts to enter into Agency Account Agreements with each bank at which it establishes a bank account after the Closing Date pursuant to sec.10.9. As soon as practicable, but in any event not later than forty-five (45) days after the Closing Date, the Borrower shall use its best efforts to have delivered to the Agent copies of the notices required pursuant to sec.3.2.2 hereof to be made to each of the Credit Card Providers listed on SCHEDULE 9.15(b) hereto, executed and delivered by each Credit Card Provider.

      9.16. INVENTORY RESTRICTIONS. The Borrower shall cause all Eligible Inventory to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of such Borrower's business, consistent with past practices, in connection with the closing of any Store or as otherwise permitted in sec.10.5.2. Prior to the opening by the Borrower of any new Store or warehouse facility at which Eligible Inventory is to be located, the Borrower shall take all actions necessary or advisable as requested by the Agent under applicable law, to establish and perfect the Agent's security interest in the Collateral located or to be located at such Store or warehouse facility.

      9.17. LANDLORD WAIVERS. The Borrower will use its reasonable best efforts, including making written requests and follow-up telephone calls, to obtain Landlord Waivers from the applicable landlord for each lease by the Borrower as lessee of Real Estate at which Eligible Inventory is held and as to which the Agent has not received evidence, in form and substance satisfactory to the Agent that based upon then existing law (as determined by the Agent in the exercise of its reasonable discretion and on the advice of counsel), the landlord of such property would not have a lien on inventory superior to the security interest granted under the Security Documents, securing rent obligations more than thirty (30) days past due or securing future rent obligations accruing after the Closing Date. The Borrower will use its best efforts in negotiating any new lease or renewal or extension entered into after the Closing Date to obtain Landlord Waivers from the applicable landlord.

      9.18. FURTHER ASSURANCES. Each of the Guarantor and the Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

        10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR.

      Each of the Guarantor and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

      10.1. RESTRICTIONS ON INDEBTEDNESS. The Guarantor and the Borrower will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents or in respect of interest rate protection arrangements;

            (b) current liabilities of the Guarantor, the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness in respect of taxes, assessments, governmental charges (including any taxes, assessments, governmental charges or levies arising or resulting from the audits being conducted as of the Closing Date by state revenue authorities and described on SCHEDULE 10.1 hereto) or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of sec.9.8;

            (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Guarantor, the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) obligations under Capitalized Leases not exceeding, in the aggregate, $10,000,000 MINUS the amount of obligations under Capitalized Leases set forth on SCHEDULE 10.1 hereto at any time outstanding;

            (g) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Guarantor, the Borrower or such Subsidiary, PROVIDED that the aggregate principal amount of such Indebtedness of the Guarantor, the Borrower and their Subsidiaries shall not exceed the aggregate amount of $4,000,000 at any one time;

            (h) Indebtedness existing on the date hereof and listed and described on SCHEDULE 10.1 hereto, including, but not limited to obligations under Capitalized Leases listed and described thereon;

            (i) Indebtedness, in an aggregate outstanding amount not to exceed $1,000,000 at any time, to any federal or state chartered bank which is an Agency Account Institution (other than any of the Banks) in respect of overdrafts on demand deposit accounts maintained with such bank;

            (j) Indebtedness in respect of reserves established on the books and records of the Guarantor and the Borrower in accordance with generally accepted accounting principles with respect to unresolved litigation;

            (k) Indebtedness consisting of guaranties by the Guarantor or the Borrower of obligations or liabilities of employees of either of the Guarantor or the Borrower, to the extent that payment under such guaranties is permitted by sec.10.3(f) hereof;

            (l) Indebtedness of the Borrower to the Guarantor, or the Guarantor to the Borrower;

            (m) Indebtedness in respect of the Borrower's obligations to fund the Supplemental Executive Retirement Plan not to exceed $3,000,000 in the aggregate on any day prior to the payment in full of all the Obligations;

            (n) Indebtedness (including guaranties of the Borrower) in respect of the Monogram Agreement; and

            (o) Indebtedness of the Borrower or the Guarantor (including guaranties by the Borrower or the Guarantor) in respect of the obligations of any Person, the business of which Person is of strategic importance in the business plan of the Borrower previously delivered to the Agent and the Banks, so long as the maximum contingent or actual liability of the Borrower and the Guarantor in respect of all such

      Indebtedness, together with the Investments described in sec.10.3(h), does not exceed $1,000,000 in the aggregate at any one time.

      10.2. RESTRICTIONS ON LIENS. Neither the Guarantor nor the Borrower will, and neither will permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than sixty (60) days after the same shall have been due any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Guarantor, the Borrower and any Subsidiary of the Guarantor or the Borrower may create or incur or suffer to be created or incurred or to exist:

            (a) liens in favor of the Guarantor or the Borrower on all or part of the assets of Subsidiaries of the Guarantor or the Borrower securing Indebtedness owing by Subsidiaries of the Guarantor or the Borrower to the Guarantor or the Borrower;

            (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or otherwise discharged or bonded over within sixty (60) days following the imposition of such liens;

            (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by sec.10.1(d);

            (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or otherwise discharged or bonded over within sixty (60) days following the imposition of such liens;

            (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Guarantor or the Borrower or a Subsidiary of the Guarantor or the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Guarantor or the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Guarantor, the Borrower and their

      Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Guarantor or the Borrower individually or of the Guarantor, the Borrower and their Subsidiaries on a consolidated basis;

            (g) liens existing on the date hereof and listed on SCHEDULE 10.2 hereto;

            (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by sec.10.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (i) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

            (j) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

            (k) liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves (in accordance with generally accepted accounting principles) have been set aside for the payment thereof on the books and records of the Guarantor and the Borrower, unless proceedings to foreclose such liens have been commenced and have not been withdrawn or bonded;

            (l) security deposits and liens to secure obligations owed to landlords or lessors under leases or other rental agreements made in the ordinary course of business and confined to the premises or property rented;

            (m) security interests in documents presented, or in the goods to which such documents relate, in connection with a Letter of Credit permitted by sec.10.1(a);

            (n) liens created by Capitalized Leases up to the amount permitted by sec.10.1(f);

            (o) liens in favor of Monogram Credit Card Bank of Georgia created by the Monogram Agreement as an effect on the Closing Date; and.

            (p) liens arising from the consignment of goods (where the Borrower is the consignee) consigned to the Borrower in the ordinary course of business, consistent with past practices, PROVIDED the net book value of such consigned goods does not exceed $8,000,000 at any one time.

      10.3. RESTRICTIONS ON INVESTMENTS. Neither the Guarantor nor the Borrower will, and neither will permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or the Guarantor, so long as at the time of the making of such Investment, there are no Revolving Credit Loans outstanding except for Eurodollar Rate Loans that are cash collateralized in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments);

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of the Banks that mature within thirty (30) days from the date of purchase by the Guarantor, the Borrower or such Subsidiary, so long as at the time of the making of such Investment, there are no Revolving Credit Loans outstanding except for Eurodollar Rate Loans that are cash collateralized in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments);

            (c) securities commonly known as "commercial paper" issued by the Banks or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's, so long as at the time of the making of such Investment, there are no Revolving Credit Loans outstanding except for Eurodollar Rate Loans that are cash collateralized in accordance with the terms of the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments);

            (d) Investments existing on the date hereof and listed on SCHEDULE
      10.3 hereto;

            (e) Investments consisting of the Guaranty or Investments by the Guarantor or the Borrower in Subsidiaries of the Guarantor or the Borrower or Investments by the Guarantor or the Borrower in each other existing on the Closing Date;

            (f) Investments consisting of loans and advances to employees or guarantees of such loans and advances for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding;

            (g) Investments by the Borrower in a demand deposit located at an Agency Account Institution, provided that the amount of such Investments does not exceed, in the aggregate, that amount set forth opposite such Agency Account Institution's name on SCHEDULE 3.2.2(a); and

            (h) other Investments of strategic importance to the business plan of the Borrower previously delivered to the Agent and the Banks, the amount of which, when combined with all outstanding obligations permitted by sec.10.1(o), shall not exceed $1,000,000 in the aggregate at any one time;

PROVIDED, HOWEVER, that, with the exception of loans and advances referred to in sec.10.3(d) - (h), (a) such Investments will be considered Investments permitted by this sec.10.3 only if such

Investments are made through one of the Banks, and all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens, and (b) such Investments are subject to the terms and conditions of the Cash Collateral Agreement.

      10.4. DISTRIBUTIONS. Neither the Guarantor nor the Borrower will make any Distributions.

      10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            10.5.1. MERGERS AND ACQUISITIONS. Neither the Guarantor nor the Borrower will, and neither will permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) or open any new Stores except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, (b) the merger or consolidation of two or more Subsidiaries of the Borrower, (c) the merger of the Borrower with the Guarantor, (d) the Guarantor and/or the Borrower shall be permitted to enter into an agreement to effect a merger so long as (i) the Guarantor and/or the Borrower, as the case may be, provide the Banks with written notice promptly after entering into such merger agreement, which notice shall set forth the terms of such agreement in reasonable detail; (ii) such merger agreement provides for the indefeasible repayment in full, in cash, of all of the Obligations and a termination of the Total Commitment immediately upon the consummation of the contemplated merger; and (iii) the Guarantor or the Borrower, as the case may be, shall incur no liability or expense under the terms of the merger agreement, other than reasonable expenses for professional fees related thereto or (e) subject to the other requirements of this Credit Agreement, the acquisition or opening of new Stores by the Borrower PROVIDED that (i) the Borrower acquires or opens no more than six new Stores per fiscal year and (ii) in the case of a stock acquisition, the acquired Person is immediately merged with and into the Borrower with the Borrower being the surviving entity.

            10.5.2. DISPOSITION OF ASSETS. Subject at all times to the requirements of sec.3.2.2, the Borrower and the Guarantor will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices,
      (b) the sale or other disposition of furnishings, fixtures and equipment which have become worn out, obsolete or no longer used or useful in the ordinary course of business, (c) the disposition of assets of any Store, including but not limited to leasehold rights , fixtures and inventory, in connection with the closing of such Store; (d) any sale or other disposition described on SCHEDULE 10.5.2 hereof; (e) the licensing in the ordinary course of business of intangible assets, including trade names, trademarks, service marks and copyrights, of the Borrower, provided that such licenses do not individually or in the aggregate materially impair the usefulness and value of any of such intangible asset(s) used or to be used in the business or operations of the Borrower as now conducted or as proposed to be conducted; and (f) the disposition of assets constituting inventory in connection with the discontinuation or partial discontinuation of a product line, provided such inventory is disposed of in the ordinary course of the Borrower's business operations. In the event of a disposition of inventory or other assets other than in the ordinary course of business, consistent with past practices, which disposition is permitted by this sec.10.5.2, the Agent shall release its security interest and liens on, as the case may be, such permitted disposed assets upon receipt and use by the Agent of the Net Proceeds from such disposition to prepay the Loans in accordance with the provisions of sec.3.2.2.

      10.6. SALE AND LEASEBACK. Neither the Guarantor nor the Borrower will, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Guarantor, the Borrower or any Subsidiary of the Guarantor or the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Guarantor or the Borrower or any Subsidiary of the Guarantor or the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

      10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither the Guarantor nor the Borrower will, and neither will permit any of its Subsidiaries to, in any manner that would violate any Environmental Law or bring any of the Real Estate in violation of any Environmental Law, which violation would have a material adverse effect on the business, assets or financial condition of the Guarantor, the Borrower or any of their Subsidiaries after taking into consideration any applicable business interruption insurance, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate.

      10.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

            (a) engage in any "prohibited transaction" within the meaning of sec.406 of ERISA or sec.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in sec.302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to sec.302(f) or sec.4068 of ERISA; or

            (d) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of sec.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      10.9. BANK ACCOUNTS. Neither the Guarantor nor the Borrower will, and neither will permit any of its Subsidiaries to, (a) establish any bank accounts other than those listed on SCHEDULE 8.20 without providing prior written notice thereof to the Agent and complying with sec.9.15 hereof as it relates to such bank account, (b) violate directly or indirectly any Agency Account Agreement or Blocked Account Agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on SCHEDULE 8.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

      10.10. AMENDMENTS TO MONOGRAM AGREEMENT. The Borrower shall not amend the Monogram Agreement unless such amendment (a) does not provide for any net increase of any costs or expenses to the Borrower; (b) will not cause a material adverse effect on the Collateral; and (c) will not in any other manner materially adversely effect the Agent or the Banks, or the Borrower's ability to perform its obligations hereunder or under the other Loan Documents.

      10.11. TRANSACTIONS WITH AFFILIATES. Neither the Guarantor nor the Borrower will, nor will they permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction or agreement with any Affiliate except:

            (a) employment agreements entered into in the ordinary course of business by the Guarantor, the Borrower or any of their Subsidiaries and loans and advances to employees of the Guarantor, the Borrower or any of their Subsidiaries in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses;

            (b) any transaction or agreement having terms not less favorable to the Guarantor, the Borrower and their Subsidiaries than would be the case if such transaction or agreement had been entered into with a Person that is not an Affiliate, PROVIDED that the aggregate potential value payable or receivable by the Guarantor, the Borrower and their Subsidiaries in connection with all such transactions during any fiscal year of the Borrower (excluding transactions or agreements exclusively among or between the Guarantor, the Borrower and their Subsidiaries) shall not exceed $500,000; and

            (c) as set forth on SCHEDULE 8.15.

           11. FINANCIAL COVENANTS OF THE BORROWER AND THE GUARANTOR.

      Each of the Guarantor and the Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      11.1. MINIMUM EBITDA. The Guarantor and the Borrower will not, as of the end of any period described in the table set forth below, permit EBITDA for such period, to be less than the amount set forth opposite such period in such table:

                         Period                       Amount
                         ------                       ------

        Four consecutive fiscal quarters ending
          on January 31, 1998                       $14,500,000
        Four consecutive fiscal quarters
          ending on each of May 2, 1998 and
          August 1, 1998                            $15,000,000
        Four consecutive fiscal quarters ending
          on October 31, 1998                       $17,500,000
        Four consecutive fiscal quarters ending
          on January 30, 1999 and thereafter        $20,000,000

      11.2. MINIMUM OPERATING CASH FLOW TO FIXED OBLIGATIONS RATIO. The Guarantor and the Borrower will not permit the ratio of Consolidated Operating Cash Flow to Consolidated Fixed Obligations for any period of four consecutive fiscal quarters ending on the date set forth in the table below to be less than the amount set forth opposite such date:

                Period Ending                   Ratio
                -------------                   -----
                January 31, 1998              1.40:1.00
                May 2, 1998                   1.00:1.00
                August 1, 1998                0.90:1.00
                October 31, 1998 and
                thereafter                    1.50:1.00

                             12. CLOSING CONDITIONS.

      The obligations of the Banks to make the Term Loan and the initial Revolving Credit Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

      12.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Guarantor and the Borrower a certificate from a duly authorized officer of such Person certifying to the effect that the copies of each of its charter or other incorporation documents and its by-laws delivered to the Agent on May 23, 1996 in connection with the Original Credit Agreement are true, correct and complete, remain in full force and effect and there have been no amendments or revisions thereto.

      12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Guarantor and the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

      12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Guarantor and the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Guarantor and the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Guarantor and the Borrower, each of the Loan Documents which the Guarantor or the Borrower is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent for the benefit of the Agent and the Banks a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

      12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Guarantor and the Borrower an update of the Perfection Certificate delivered by such Person on the Original Closing Date certified to be true, correct and complete by such Person and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

      12.7. CERTIFICATES OF INSURANCE. The Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and sec.9.7 and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

      12.8. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of January 3, 1998.

      12.9. SOLVENCY CERTIFICATE. Each of the Banks shall have received an officer's certificate of the Guarantor and the Borrower dated as of the Closing Date as to the solvency of the Guarantor and the Borrower and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance reasonably satisfactory to the Agent.

      12.10. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from:

            (a) Chappell Cohen DiFronzo & Zinnershine LLP, counsel to the Guarantor and the Borrower and its Subsidiaries; and

            (b) Steven Siegel, Esq., in-house counsel to the Guarantor and the Borrower.

      12.11. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, the fees required pursuant to sec.6.1, as well as all reasonable fees and expenses of the Agent, including, without limitation, the fees and expenses of the Agent's Special Counsel and the costs and expenses of appraisals, commercial finance examinations and the Agent's out-of-pocket expenses.

      12.12. DELIVERY OF GORDON BROTHERS REPORT. The Agent shall have received a report from Gordon Brothers Partners, Inc. analyzing the Borrower's inventory, which analysis shall be in form and substance reasonably satisfactory to the Agent and the Banks.

                        13. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Banks to make any Loan, including Revolving Credit Loans and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Guarantor, the Borrower and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank in reliance on advice of counsel to such Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent in reliance on advice of counsel to the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

      13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as they may reasonably request.

      13.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with sec.9.4(f).

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

      14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay (i) any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment or (ii) any interest on the Loans within three (3) Business Days following the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to pay the commitment fee, any Letter of Credit Fee, or other sums due hereunder or under any of the other Loan Documents, within five (5) Business Days following the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Guarantor or the Borrower shall fail to comply with any of its covenants contained in sec.sec.9 (other than the covenants contained in secs.9.1 (which are governed by sec.14.1(a) and (b)), 9.6(b) or 9.8 (only with respect to state and local taxes, assessments, and other governmental charges)), 10 (other than the covenants contained in sec.10.8) or 11 or any of the covenants contained in any of the Mortgages (after all applicable grace periods contained therein have elapsed);

            (d) the Guarantor or the Borrower or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this sec.14.1) for thirty (30) days after written notice of such failure has been given to the Guarantor or the Borrower by the Agent or any Bank; PROVIDED, HOWEVER, that in the event that any such failure to perform any such term, covenant or agreement (other than the covenants contained in sec.9.8 (only with respect to state and local taxes, assessments and other governmental charges) and sec.10.8) is capable of cure and so long as the Guarantor or the Borrower, as the case may be, is using its best efforts to effect such cure, the Guarantor or the Borrower, as the case may be, shall have forty-five (45) days after the notice referred to above has been given to cure such failure to perform; and PROVIDED, FURTHER, that with respect to the covenants contained in sec.9.6(b), in the event that any such failure to perform such covenant is not susceptible to cure within thirty (30) days and so long as the Guarantor or the Borrower, as the case may be, is using its best efforts to effect such cure, the Guarantor or the Borrower, as the case may be, shall have such additional time as may be necessary to cure such failure to perform;

            (e) any representation or warranty of the Guarantor or the Borrower or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false or incorrect in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Guarantor or the Borrower or any of their Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $250,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) the Guarantor or the Borrower or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Guarantor or the Borrower or any of their Subsidiaries or of any substantial part of the assets of the Guarantor or the Borrower or any of their Subsidiaries or shall commence any case or other proceeding relating to the Guarantor or the Borrower or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Guarantor or the Borrower or any of their Subsidiaries and the Guarantor or the Borrower or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within ninety (90) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Guarantor or the Borrower or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Guarantor or the

      Borrower or any Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against the Guarantor or the Borrower or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against the Guarantor or the Borrower or any of their Subsidiaries exceeds in the aggregate $1,000,000 (net of insurance coverage to the extent that the Guarantor or the Borrower has filed a claim under applicable insurance policies and reasonably and in good faith believes that the insurer is obligated under the terms of such policy to pay such judgment) at any one time;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Guarantor or the Borrower or any of their Subsidiaries party thereto or any of their respective stockholders (other than the Guarantor's stockholders), or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more material provisions of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (l) the Guarantor, the Borrower or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days (unless such incident is covered by business interruption insurance and the Guarantor, the Borrower or such Subsidiary has filed a claim under applicable insurance policies and reasonably and in good faith believes that the insurer is obligated under the terms of such policy or policies to pay such claim);

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty
      (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Guarantor, the Borrower or any of their Subsidiaries, and such occurrence has a material adverse effect on the business, financial condition or assets of the Guarantor, the Borrower or any of their Subsidiaries;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Guarantor, the Borrower or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Guarantor, the Borrower or such Subsidiary;

            (o) the Guarantor, the Borrower or any of their Subsidiaries shall be indicted for a state or federal crime classified as a felony, or any civil or criminal action shall otherwise have been brought against the Guarantor, the Borrower or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Guarantor, the Borrower or such Subsidiary having a fair market value in excess of $1,000,000; or

            (p) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of thirty percent (30%) or more of the outstanding shares of common stock of the Guarantor, (ii) the Guarantor shall at any time legally or beneficially own less than 100% of the capital stock of the Borrower or
      (iii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Guarantor or the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Guarantor or the Borrower, as the case may be;

then, and in any such event, so long as the same may be continuing, the Agent, upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing to the Banks with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in secs.14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

      14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in sec.14.1(g) or sec.14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Guarantor, Borrower or any of their Subsidiaries of any of the Obligations.

      14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent shall have accelerated the maturity of the Loans pursuant to sec.14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, the Agent or any Bank, as the case may be, applies any cash held pursuant to the Cash Collateral Agreement or receives any monies in connection with the enforcement of any of the Security Documents or otherwise with respect to the realization upon any of the Collateral, or by voluntary payment, setoff in accordance with sec.15 hereof or otherwise, such monies shall be distributed for application as follows (it being understood that any amounts which are to be applied to the Revolving Credit Loans pursuant to this sec.14.4. shall, to the extent BKB has advanced Revolving Credit Loans to the Borrower pursuant to sec.2.6.2 hereof for which a Settlement has not occurred, first be paid to BKB to be applied to any Revolving Credit Loans made by BKB to the Borrower pursuant to sec.2.6.2 hereof and in which a Settlement has not, at the time of such repayment, been effected):

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses (to the extent such costs, expenses, disbursements or losses are reimbursable expenses by the Borrower pursuant to the terms of this Credit Agreement) which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent on behalf of the Banks under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable, such amounts to be cash collateralized in accordance with the Cash Collateral Agreement (which cash collateral may be invested in Permitted Cash Collateral Investments);

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to sec.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

      Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of any Bank may be applied to or set off by any Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to any Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to any Bank, other than Indebtedness evidenced by the Notes held by any Bank or constituting Reimbursement Obligations owed to any Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by any Bank or constituting Reimbursement Obligations owed to any Bank, and (b) if any Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, any Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank, or Reimbursement Obligations owed to, any Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

      16.1.  AUTHORIZATION.

            (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

            (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

            (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

      16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      16.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Guarantor, the Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Guarantor, the Borrower or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Guarantor, the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the credit worthiness or financial conditions of the Guarantor, the Borrower or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      16.5.  PAYMENTS.

            16.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of sec.15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by sec.17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      16.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

      16.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this sec.16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

      16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                  17. EXPENSES.

      The Guarantor and the Borrower jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein; (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Guarantor and the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto); (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel, or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder; (d) the reasonable fees, expenses and disbursements (but excluding internal overhead costs and expenses) of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and appraisal charges; (e) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling Agency Accounts, Blocked Accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of any rights under any of the Loan Documents against the Guarantor, the Borrower or any their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Guarantor, the Borrower or any of their Subsidiaries; (g) without duplication, all reasonable expenses incurred by the Banks (including counsel and investment banking or financial consultant fees) in connection with any investigation of any Default or Event of Default, the enforcement and collection of the Notes and in connection with any amendment or requested amendment of, or waiver or consent under or with respect to any of the Loan Documents, whether or not such amendment or waiver becomes effective; and (h) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC filings or mortgage recordings contemplated by the Loan Documents and UCC searches conducted (i) prior to the Closing Date, (ii) on one occasion after the Closing Date with respect to any new UCC-1 filings and (iii) after the occurrence of an Event of Default. The covenants of this sec.17 are joint and several and shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

      Each of the Guarantor and the Borrower agrees to indemnify and hold harmless the Agent and the Banks (and each of such Person's employees, officers, directors, agents, attorneys or other advisors and shareholders) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from Agency Accounts or Blocked Accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Guarantor or the Borrower comprised in the Collateral, (d) the Guarantor or Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or
(e) with respect to the Guarantor or the Borrower and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that such indemnity shall not apply to the portion, if any, of such losses, claims, damages, liabilities or related expenses of any Person seeking indemnification that is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Person seeking indemnification; and PROVIDED, FURTHER, that such indemnity shall not apply to the portion, if any, of any losses, claims, damages, liabilities or related expenses of any Bank resulting directly from any breach by such Bank of its obligations under this Credit Agreement. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Guarantor and the Borrower jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of Guarantor or the Borrower under this sec.18 are unenforceable for any reason, the Guarantor and the Borrower each hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this sec.18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Guarantor, the Borrower or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Guarantor, the Borrower or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Guarantor, the Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

      20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall have given their prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each partial assignment shall be in an amount that is not less than $10,000,000 (or the entire interest of such assigning Bank, if less than $10,000,000), and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in sec.20.3, be released from its obligations under this Credit Agreement. The Borrower, the Agent and the Banks shall retain any claims or actions against the assigning Bank to the extent that such claims or actions accrued or arose prior to the effective date specified in such Assignment and Acceptance.

      20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

            (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor, the Borrower and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Guarantor, the Borrower and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in sec.8.4 and sec.9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

      20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this sec.20.4, the Borrower shall deliver an opinion of counsel (which counsel may be the Borrower's internal counsel), addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in a form substantially similar to the opinions of counsel delivered on the Closing Date and otherwise in form and substance reasonably satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

      20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant or extend any regularly scheduled payment date for principal or interest.

      20.6. DISCLOSURE. Each of the Guarantor and the Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Guarantor or the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to sec.14.1 or sec.14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Guarantor or the Borrower or an Affiliate of the Guarantor or the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to sec.14.1 or sec.14.2 to the extent that such participation is beneficially owned by the Guarantor or the Borrower or any Affiliate of the Guarantor or the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

      20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to sec.18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this sec.20 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under sec.4 of the Federal Reserve Act, 12 U.S.C. sec.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      20.9. ASSIGNMENT BY BORROWER. Neither the Guarantor nor the Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Guarantor or the Borrower, at 40 Walnut Street, Wellesley, Massachusetts 02181, Attention: President and a separate copy to Steven Siegel, Esq., at the Borrower's address, with a copy to Robert Zinnershine, Esq., Chappell Cohen DiFronzo & Zinnershine LLP, 99 Summer Street, Boston, Massachusetts 02110, or at such other address for notice as the Guarantor or the Borrower shall last have furnished in writing to the Person giving the notice;

            (b) if to the Agent, at 100 Federal Street, Mailstop 01-09-06, Boston, Massachusetts 02110, USA, Attention: Paul G. Feloney, Vice President with a copy to David J. Murphy, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

            (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE GUARANTOR AND THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR OR THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN

SEC.21. EACH OF THE GUARANTOR AND THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in sec.27.

                            26. WAIVER OF JURY TRIAL.

      Each of the Guarantor and the Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Guarantor and the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Guarantor and the Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Guarantor or the Borrower or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to sec.6.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes, the amount of the Commitments of the Banks, and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the Borrower's Obligations under the Credit Agreement to pay principal and/or interest on account of the Loans may not be forgiven in whole or in part without the written consent of all of the Banks and the Borrower; this sec.27 may not be changed without the written consent of all of the Banks and the Borrower; the definition of Majority Banks may not be amended without the written consent of all of the Banks and the Borrower; the release of any Guarantor or the release of any Collateral (other than releases required by applicable law or in connection with dispositions permitted under sec.10.5.2), if the aggregate value of all such Collateral released from and after the Closing Date exceeds $10,000,000, may not be consented to without the consent of all of the Banks; and the amount of any Letter of Credit Fees payable for the Agent's account and sec.16 may not be amended without the written consent of the Agent and the Borrower. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of or the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Nothing contained in sec.5.5 or sec.16.1 shall be deemed to waive or impair any claims that the Borrower may have against any of the Banks for any failure by such Bank to comply with its obligations under this Credit Agreement.

                                28. SEVERABILITY.

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                              29. CONFIDENTIALITY.

      Each of the parties hereto acknowledges and agrees that, pursuant to the Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, it may be the recipient of proprietary and confidential information of the other parties hereto (any such information, the "Confidential Information"). Each of the parties hereto agrees that it will hold any Confidential Information of any other party hereto in confidence and will not disclose such Confidential Information other than (a) to its employees or professional advisors to the extent necessary for them to perform their duties as employees or professional advisors, (b) disclosures by any of the Banks in accordance with standard and customary practices, (c) to the extent permitted by sec.20.6, (d) in the event that such party may be required to effect such disclosure by order of a court of competent jurisdiction, or (e) any

Confidential Information which is or becomes general public knowledge for a reason other than such party's failure to comply with the provisions of this sec.29.

                          30. TRANSITIONAL ARRANGEMENTS

      30.1. ORIGINAL CREDIT AGREEMENT SUPERSEDED. This Credit Agreement shall on the Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this sec.30. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by the Credit Agreement and other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, and all outstanding letters of credit issued by the Agent for the account of the Borrower prior to the Closing Date shall, for the purposes of this Credit Agreement, be Letters of Credit.

      30.2. RETURN AND CANCELLATION OF NOTES. As soon as reasonably practicable after its receipt of its Notes hereunder on the Closing Date, the Banks will promptly return to the Borrower, marked "Substituted" or "Cancelled", as the case may be, any notes of the Borrower held by the Banks pursuant to the Original Credit Agreement.

      30.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid at the times set forth in the Original Credit Agreement as if the Original Credit Agreement were still in effect. In addition, any Loans (as defined in the Original Credit Agreement) bearing interest at the Eurodollar Rate (as defined in the Original Credit Agreement) shall continue as Eurodollar Rate Loans until the end of the Interest Period (as defined in the Original Credit Agreement) applicable to such Loans.

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                    FILENE'S BASEMENT, INC.


                                    By:  /s/ Steven R. Siegel
                                       ----------------------------------
                                         Steven R. Siegel,
                                         Executive Vice President
                                         and Chief Financial Officer

                                    FILENE'S BASEMENT CORP.


                                    By:  /s/ Steven R. Siegel
                                       ----------------------------------
                                         Steven R. Siegel,
                                         Executive Vice President
                                         and Chief Financial Officer

                                    BANKBOSTON, N.A. (f/k/a The First National
                                    Bank of Boston), individually and as Agent


                                    By:  /s/ Paul G. Feloney
                                       ----------------------------------
                                         Paul G. Feloney,
                                         Vice President


                                    HELLER FINANCIAL, INC.


                                    By:  /s/ Steven M. Metivier
                                       -----------------------------------
                                         Name:  Steven M. Metivier
                                         Title: Assistant Vice President


                                    BANKAMERICA BUSINESS CREDIT, INC.


                                    By:  /s/ Richard Levenson
                                       -----------------------------------
                                         Name:  Richard Levenson
                                         Title: Vice President

                                   SCHEDULE 1

---------------------------------------------------------------------------------------------------------------------------
                                                    COMMITMENT                             TERM LOAN         AMOUNT OF
                     BANK                           PERCENTAGE         COMMITMENT         PERCENTAGE         TERM LOAN
                     ----                           ----------         ----------         ----------         ---------
---------------------------------------------------------------------------------------------------------------------------

BANKBOSTON, N.A.
(F/K/A THE FIRST NATIONAL BANK OF BOSTON)
Domestic and Eurodollar Lending Office:
100 Federal Street
Boston, MA 02110
Telephone:    617-434-7241
Fax:          617-434-2309
Attn:  Paul G. Feloney,
       Vice President                             33.333333334%      $21,666,666.66      33.333333334%     $4,166,666.68

---------------------------------------------------------------------------------------------------------------------------

HELLER FINANCIAL, INC.
Domestic and Eurodollar Lending Office:
150 East 42nd Street
New York, NY 10017
Telephone:    212-880-2961
Fax:   212-880-7002
Attn:  Steve Metivier, Vice President             33.333333333%      $21,666,666.67      33.333333333%     $4,166,666.66

---------------------------------------------------------------------------------------------------------------------------

BANKAMERICA BUSINESS CREDIT, INC.
Domestic and Eurodollar Lending Office:
East Division
40 East 52nd Street
New York, NY  10022
Telephone:    212-836-5358
Fax:   212-836-5169
Attn:  Division Manager                           33.333333333%      $21,666,666.67      33.333333333%     $4,166,666.66

---------------------------------------------------------------------------------------------------------------------------

       TOTAL                                           100%            $65,000,000           100%          $  12,500,000
---------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A


                                     FORM OF
                              BORROWING BASE REPORT

                             __________ __, 199_



BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 30, 1998 (as amended and in effect from time to time, the "Credit Agreement"), between the undersigned, Filene's Basement Corp. (the "Guarantor"), BankBoston, N.A. (f/k/a The First National Bank of Boston) and the other lending institutions listed on SCHEDULE 1 thereto (the "Banks"), and BankBoston, N.A. as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as therein.

      The undersigned hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as of the last day of the calendar week immediately preceding the date of this certificate; (b) as of the date hereof, there exists no Default or Event of Default; and (c) the representations and warranties contained in sec.8 of the Credit Agreement were correct when made and are correct at and as of the date hereof except to the extent any such representation or warranty expressly relates to an earlier date.

      IN WITNESS WHEREOF, the undersigned has executed this Borrowing Base Certificate on behalf of Filene's Basement, Inc. as of the date first written above.

                                    FILENE'S BASEMENT, INC.


                                    By:______________________________
                                        Title:

                     [worksheet to be provided by Borrower]

                                                                       EXHIBIT B


                          FORM OF AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE

$________________________                                 as of January 30, 1998


      FOR VALUE RECEIVED, the undersigned FILENE'S BASEMENT, INC., a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of _______________________________, a _______________________ (the "Bank") at
the Agent's Head Office (as defined in the Credit Agreement, as hereinafter defined):

            (a) prior to or on the Maturity Date the principal amount of _______________________ Dollars ($_______________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Bank to the Borrower pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 30, 1998 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other parties thereto;

            (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

            (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the final payment in full hereof at the times and at the rate provided in the Credit Agreement.

      This Amended and Restated Revolving Credit Note (this "Note") evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. This Note has been issued in substitution for, but not in satisfaction of, the Revolving Credit Note issued by the Borrower on June 28, 1996 to the order of the Bank. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all subject to and in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans shall be, absent manifest error, PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

      The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SEC.21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                  FILENE'S BASEMENT, INC.


                                  By: ________________________________
                                      Steven R. Siegel, Executive Vice President
                                         and Chief Financial Officer

                                                                       EXHIBIT C


                                     FORM OF
                                  LOAN REQUEST

                                                           Date: __________


BankBoston, N.A.,
as Agent
100 Federal Street
Boston, MA 02110

Attention:  Paul G. Feloney, Vice President

Ladies and Gentlemen:

      The undersigned authorized officer of Filene's Basement, Inc. (the "Borrower"), refers to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 30, 1998 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, Filene's Basement Corp. (the "Guarantor"), BankBoston, N.A. (f/k/a The First National Bank of Boston) and the other lending institutions listed on SCHEDULE 1 thereto (the "Banks"), and BankBoston, N.A. as agent for the Banks (hereinafter in such capacity, the "Agent"), and hereby [gives you notice] [confirms the telephonic notice previously given] pursuant to sec.2.6 of the Credit Agreement that the Borrower hereby requests a Revolving Credit Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Loan") as required by sec.2.6 of the Credit Agreement:

      (i)   The requested Drawdown Date of the Proposed Loan is ________;

      (ii) The aggregate amount of the Proposed Loan is $___________;

      (iii) The Type of the Proposed Loan is _______; and

      (iv) If such Proposed Loan is a Eurodollar Rate Loan, the Interest Period is ___________.

      The undersigned authorized officer of the Borrower hereby certifies on behalf of the Borrower that:

      (i) no Default or Event of Default under the Credit Agreement exists on the date of this Loan Request, or shall occur as a result of the Proposed Loan to which this Loan Request relates;

      (ii) the representations and warranties contained in the Credit Agreement were true and correct as of the date on which made and are true and correct as of the date hereof with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course as a result of transactions permitted or contemplated by the Credit Agreement and to the extent such representations and warranties relate expressly to an earlier time;

      (iii) the Borrower has performed all obligations and complied with all covenants and conditions required by the Credit Agreement to be performed or complied with by it on or prior to the date hereof; and

      (iv) the matters certified herein shall remain true from and after the date hereof through the date of the Proposed Loan unless the Borrower shall deliver to the Agent a certificate as to any change in any such matters, which the Borrower hereby agrees to give promptly after obtaining knowledge thereof.

      We hereby authorize you to disburse the proceeds of the Proposed Loan as follows:

                  [insert applicable disbursement instructions]

      The undersigned does not assume any personal liability for the accuracy of this certificate.

                                    Very truly yours,


                                    FILENE'S BASEMENT, INC.


                                    By:____________________________________
                                       Title:

The Borrower hereby confirms that the above-requested Loan was funded on ________, __, ____ by the Banks in accordance with the Credit Agreement.

                                    FILENE'S BASEMENT, INC.


                                    By:____________________________________
                                       Title:

                                                                       EXHIBIT D


                                     FORM OF
                                    TERM NOTE

$_____________________                                    as of January 30, 1998


      FOR VALUE RECEIVED, the undersigned FILENE'S BASEMENT, INC., a Massachusetts corporation, (the "Borrower"), hereby promises to pay to the order of ___________________________, a ____________________________ (the "Bank") at
the Agent's Head Office (as defined in the Credit Agreement, as hereinafter defined):

            (a) prior to or on the Maturity Date the principal amount of _________________ Dollars ($_____________), evidencing the Term Loan made by the Bank to the Borrower pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 30, 1998 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Bank and other parties thereto;

            (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

            (c) interest from the date hereof on the principal amount from time to time outstanding to and including the maturity hereof at the rates and times and in all cases in accordance with the terms of the Credit Agreement.

      This Term Note (this "Note") evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower irrevocably authorizes the Bank to make or cause to be made, at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the receipt of such payment. The outstanding amount of the Term Loan set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to the Term Loan shall be, absent manifest error, PRIMA FACIE evidence of the principal amount of the Term Loan owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.

      The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SEC.21 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

                                    FILENE'S BASEMENT, INC.


                                    By: _______________________________
                                         Steven R. Siegel, Executive Vice
                                         President and Chief Financial Officer

                                                                       EXHIBIT E


                                     FORM OF
                             COMPLIANCE CERTIFICATE


      Pursuant to sec.9.4 of the Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement") dated as January 30, 1998, among Filene's Basement Corp. (the "Guarantor"), Filene's Basement, Inc. (the "Borrower"), BankBoston, N.A. (f/k/a The First National Bank of Boston) and the lending institutions referred to therein as Banks (collectively, the "Banks"), BankBoston, N.A. as agent for the Banks (the "Agent"), the undersigned [INSERT NAME], the duly elected and qualified [CHIEF FINANCIAL OFFICER] [CHIEF ACCOUNTING OFFICER] [TREASURER] of the Borrower, hereby certifies as of the date hereof the following:

      NO DEFAULTS: I have read the Credit Agreement and, to the best of my knowledge and belief, neither the Borrower nor the Guarantor is in default in the performance or observance of any of the covenants, terms or provisions of the Credit Agreement. [IF THE BORROWER OR GUARANTOR IS IN DEFAULT, THE SIGNER OF THIS CERTIFICATE SHALL SPECIFY ALL SUCH DEFAULTS AND THE NATURE THEREOF.] Attached hereto is SCHEDULE A, on which are set forth all relevant calculations needed to determine whether the Borrower and the Guarantor are in compliance with the covenants set forth in sec.11 of the Credit Agreement, which calculations are based on the most recent financial statements required to be supplied by the Borrower and the Guarantor under the Credit Agreement. I have no knowledge of the occurrence of any event since the date of such financial statements which would render this certificate incorrect as of the date hereof.

      REPRESENTATIONS AND WARRANTIES: The representations and warranties contained in the Credit Agreement were true and correct as of the date on which made and are true and correct as of the date hereof with the same effect as if made at and as of such time, except to the extent that the facts upon which such representations and warranties are based may have changed in the ordinary course as a result of transactions permitted or contemplated by the Credit Agreement and to the extent such representations and warranties relate expressly to an earlier time.

      The undersigned does not assume any personal liability for the accuracy of this certificate.


                                    ____________________________________
                                    Name:
                                    Title:

                                    ____________________________________
                                    Date:

                                   SCHEDULE A
                                       TO
                             COMPLIANCE CERTIFICATE


For the period ended ________________________.


      The computations which produced the figures set forth on this SCHEDULE A are set forth on ANNEX A hereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

SEC.11.1 MINIMUM EBITDA

      (a)   EBITDA                                    $__________

      (b)   Minimum permissible EBITDA

                             Period                         Amount
                             ------                         ------

             Four consecutive fiscal quarters ending
               on January 31, 1998                       $14,500,000
             Four consecutive fiscal quarters
               ending on May 2, 1998                     $15,000,000
             Four consecutive fiscal quarters ending
               on August 1, 1998                         $15,000,000
             Four consecutive fiscal quarters ending
               on October 31, 1998                       $17,500,000
             Four consecutive fiscal quarters ending
               on January 30, 1999 and thereafter        $20,000,000

SEC.11.2 MINIMUM OPERATING CASH FLOW TO FIXED OBLIGATIONS

      (a)   Ratio of Consolidated Operating Cash
            Flow to Fixed Obligations             ____:1:00

      (b)   Minimum permissible ratio:

                Period Ending                        Ratio
                -------------                        -----

                January 31, 1998                   1.40:1.00
                May 2, 1998                        1.00:1.00
                August 1, 1998                     .90:1.00
                October 31, 1998 and thereafter    1.50:1.00

                                     ANNEX A

For the period ended __________.

      Capitalized items used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

SEC.11.1 MINIMUM EBITDA

      (a)   Consolidated Net Income for such period,              $___________
            PLUS

      (b)   depreciation and amortization for such period,        $___________
            PLUS

      (c)   without duplication, other non-cash charges
            (exclusive of current period accruals) per
            definition made in calculating Consolidated
            Net Income for such period,                           $___________
            PLUS

      (d)   tax expense for such period,                          $___________
            PLUS

      (e)   Consolidated Total Interest Expense during
            such period to the extent deducted
            in the calculation of Consolidated Net Income         $___________

SEC.11.2 MINIMUM OPERATING CASH FLOW TO FIXED OBLIGATIONS

      (a)   Consolidated Operating Cash Flow:

            (i)   EBITDA for such four fiscal
                  quarters                                         $___________

            (ii)  the aggregate amount of Capital Expenditures
                  made during such four fiscal quarters            $___________

            (iii) Expenditures made during FYE 1/30/99 for the
                  opening of new stores or remodeling of existing
                  stores up to a maximum amount of $12,500,000     $___________

            (iv)  cash payments for all taxes made during such
                  period                                           $___________

            (v)   Consolidated Operating Cash Flow                 $___________
                  ((i) MINUS (ii) PLUS (iii) MINUS (iv))

      (b)   Consolidated Fixed Obligations:

            (i)   regularly scheduled principal payments
                  for such four fiscal quarters                    $___________

            (ii)  regularly scheduled interest payments
                  for such four fiscal quarters                    $___________

            (iii) Consolidated Fixed Obligations
                  ((i) PLUS (ii))                                  $___________

      (c)   Ratio of Consolidated Operating Cash Flow to
            Consolidated Fixed Obligations
            (ratio of (a)(v) to (b)(iii))                      _____:1.00

                                                                       EXHIBIT F


                                         FORM OF
                                ASSIGNMENT AND ACCEPTANCE

                                  Dated as of ____, 19__

      Reference is made to the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 30, 1998 (as from time to time amended and in effect, the "Credit Agreement"), by and among Filene's Basement, Inc. (the "Borrower"), Filene's Basement Corp. (the "Guarantor"), each a Massachusetts corporation, BankBoston, N.A. (f/k/a The First National Bank of Boston), a national banking association and the other lending institutions listed on
SCHEDULE 1 thereto (the "Banks"), and BankBoston, N.A. as agent for the Banks (hereinafter in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee") hereby agree as follows:

      1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $___________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to ____________% in respect of the Total Commitment with respect to Revolving Credit Loans and Letter of Credit Participations and the same percentage in respect of the Term Loan, each as in effect immediately prior to the Effective Date (as hereinafter defined).

      2. ASSIGNOR'S REPRESENTATIONS. The Assignor (a) represents and warrants
(i) that it is legally authorized to enter into this Assignment and Acceptance,
(ii) as of the date hereof, its Commitment (with respect to Revolving Credit Loans and Letter of Credit Participations) is $______________, its Commitment Percentage is __________%, the aggregate outstanding principal balance of its Revolving Credit Loans equals $_____________, the aggregate amount of its Letter of Credit Participations equals $_____________ and the aggregate outstanding balance of its Term Loan equals $______________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Guarantor, Borrower or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Guarantor, Borrower or any of their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Amended and Restated Revolving Credit Note (the "Revolving Credit Note") and the Term Note (the "Term Note") delivered to it under the Credit Agreement.

      The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note and Term Note for new Revolving Credit Notes and Term Notes payable to the Assignor and the Assignee as follows:

       Notes Payable to     Amount of Revolving          Amount of
         The Order of:          Credit Note              Term Note
         -------------          -----------              ---------

      Assignor            $______________          $______________
      Assignee            $______________          $______________

      3. ASSIGNEE'S REPRESENTATIONS. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to sec.sec.8.4 and 9.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (g) represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and (h) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      4. EFFECTIVE DATE. The effective date for this Assignment and Acceptance shall be ___________" \@ "MMMM d, yyyy" \* charformat ___________ (the
"Effective Date"). Following the execution of this Assignment and Acceptance, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent.
SCHEDULE 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the SCHEDULE 1 annexed hereto.

      5. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and (subject to the terms of sec.20.1 of the Credit Agreement) be released from its obligations under the Credit Agreement; PROVIDED, HOWEVER, that the Assignor shall retain its rights to be indemnified pursuant to sec.18 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

      6. PAYMENTS. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      8. COUNTERPARTS. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                    [NAME OF ASSIGNOR]


                                    By:________________________________
                                         Title:

                                    [NAME OF ASSIGNEE]


                                    By:________________________________
                                         Title:
CONSENTED TO:

BANKBOSTON, N.A. (F/K/A THE
FIRST NATIONAL BANK OF BOSTON),
as Agent


By:___________________________
    Title:


FILENE'S BASEMENT, INC.


By:___________________________
    Title:

                                                                       EXHIBIT G

                             FORM OF LANDLORD WAIVER


      The undersigned person, or corporation, business trust, joint venture, association, company, partnership, government or other entity, named on the first signature page hereto on the line above the word Lessor (the "Lessor") represents and warrants that he, she or it, as the case may be, is the owner and lessor of the leased premises related to the Lease/Leases (as defined below), with the buildings thereon (the "Premises"), leased to Filene's Basement, Inc., a Massachusetts corporation (such corporation and its successors in interest being hereinafter referred to as the "Lessee") under the terms and conditions of a lease or leases identified on SCHEDULE A attached hereto (together with all amendments thereto, the "Lease/Leases"). The Lessee has entered into a revolving credit and term loan facility (the "Credit Facility") with certain lenders (the "Lenders") under the terms of which the Lessee may grant a security interest to the Lenders in all assets of the Lessee located upon the Premises and in all proceeds and products thereof (such assets and such proceeds and products being collectively referred to as the "Collateral"). Notwithstanding anything to the contrary contained herein, Collateral shall not include leasehold improvements and fixtures (other than removable trade fixtures which can be removed without damage to the premises). In recognition and acknowledgment thereof, the Lessor, for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, does hereby:

      (1) Agree that any and all Collateral located upon the Premises is and will remain personal property of the Lessee or its affiliates and will not become part of the Premises; and

      (2) Waive, relinquish and release any and all rights of distraint, attachment, lien, levy or execution against or upon, or security interest in, the Collateral for any rent or other sum now or hereinafter due Lessor under the terms and conditions of the Lease/Leases or otherwise, and all claims and demands of every kind and nature whatsoever against the Collateral during the term of the Credit Facility and any renewals, restatements, amendments, extensions or modifications thereof or substitutions therefor (and the Lessor hereby represents and warrants that he, she or it, as the case may be, has not previously assigned, pledged or otherwise transferred any such rights, claims or demands).

      IN WITNESS WHEREOF, the Lessor has executed this Lessor's Waiver as of this ___ day of ________________19__.

Signed and delivered
in the presence of:


___________________________         __________________________________
                                    Lessor


___________________________         By:_______________________________
                                    Name:
                                    Title:

                                    EXHIBIT 3

                             FILENE'S BASEMENT CORP.
                    EXECUTIVE SEVERANCE PLAN TRUST AGREEMENT

                            DIRECTION TO PAY PREMIUMS

Date:__________

To:____________________________
   ____________________________
   ____________________________
   as Trustee of the Filene's Basement Corp.
   Executive Severance Plan Trust

      Deposited herewith is the sum of ___________________ dollars and ______________ cents ($________). You are directed to hold and invest such amount pursuant to the terms of the Filene's Basement Corp. Executive Severance Plan Trust Agreement ("Trust Agreement"), and to apply trust assets to the payment of premiums on Policies as follows:

Policy #______________
Amount to be applied to premium payment:  $____________
Premium due date: _____________________
Name and address of insurer:
      _______________________________
      _______________________________
      _______________________________
      _______________________________
      Wire transfer instructions:

      You are hereby directed to transmit the designated amount to the insurer by U.S. mail, first class, postage prepaid, five (5) business days prior to the premium due date; provided that if wire transfer instructions have been provided above, you shall wire transfer such amount to the insurer on the premium due date.

                                    Filene's Basement Corp.


                                    By____________________________________

                                      ____________________________________
                                                    Title

                                    EXHIBIT 4

                             FILENE'S BASEMENT CORP.
                    EXECUTIVE SEVERANCE PLAN TRUST AGREEMENT

                    CERTIFICATE OF TERMINATION OF EXECUTIVE'S
                        EMPLOYMENT UNDER CONDITIONS THAT
                  DO NOT RELEASE THE REFUND RIGHT TO EXECUTIVE

Date:______________________

To:  ________________________
     ________________________
     ________________________
     as Trustee of the Filene's Basement Corp.
     Executive Severance Plan Trust

      You are hereby directed, pursuant to Section 6.2 of the Trust Agreement, to release the Refund Right to Filene's Basement Corp. upon receipt of this certificate in properly completed form.

      The undersigned, under penalties of perjury, hereby certify that Executive's employment with Filene's Basement Corp. terminated on _________________________ under conditions that do not require the release of the Refund Right with respect to the Policies listed below to the Executive.

      This certificate must be executed by Filene's Basement Corp. and (a) executed by Executive, (b) executed by Executive's executor or personal representative and accompanied by evidence that the signatory is Executive's personal representative, or (c) accompanied by a certified death certificate of Executive showing a date of death no later than the above-stated date of termination of Executive's employment.

Name of Executive:________________________

Affected Policy Nos.____________________

                                    FILENE'S BASEMENT CORP.

                                    By:_____________________________
                                    Name:___________________________
________________________________    Title:__________________________
Executive or Executive's
Executor or Personal Representative

NOTARY STATEMENT


                                      -17-